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                                                                     EXHIBIT 4.1

               FOURTH AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

                           DATED AS OF MARCH 19, 2003

                                      AMONG

                           DEALERTRACK HOLDINGS, INC.

                                     AND THE

                         STOCKHOLDERS IDENTIFIED HEREIN

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                                TABLE OF CONTENTS

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SECTION 1.   DEFINITIONS.....................................................................         2

SECTION 2.   LIMITATIONS ON TRANSFERS OF STOCK AND INVESTMENTS IN COMPETITORS ...............        13

SECTION 3.   RIGHT OF FIRST REFUSAL..........................................................        14

SECTION 4.   RIGHT OF CO-SALE................................................................        15

SECTION 5.   REPURCHASE RIGHT................................................................        16

SECTION 6.   PREEMPTIVE RIGHTS...............................................................        20

SECTION 7.   PUT PROVISIONS; SALE OF THE CORPORATION.........................................        21

SECTION 8.   COVENANTS OF THE CORPORATION....................................................        27

SECTION 9.   APPROVED SALE OF THE CORPORATION................................................        28

SECTION 10.  ELECTION OF DIRECTORS; VOTING...................................................        29

SECTION 11.  REGULATORY MATTERS..............................................................        32

SECTION 12.  REPRESENTATION OF THE STOCKHOLDERS..............................................        34

SECTION 13.  LEGEND; OPINION OF COUNSEL......................................................        34

SECTION 14.  ADDITIONAL SHARES OF STOCK......................................................        35

SECTION 15.  DURATION OF AGREEMENT...........................................................        35

SECTION 16.  JOINDERS; AMENDMENT OF ANNEX I..................................................        36

SECTION 17.  SEVERABILITY; GOVERNING LAW.....................................................        37

SECTION 18.  SUCCESSORS AND ASSIGNS..........................................................        37

SECTION 19.  NOTICES.........................................................................        37

SECTION 20.  MODIFICATION; WAIVER............................................................        43

SECTION 21.  VOTING..........................................................................        43

SECTION 22.  REMEDIES .......................................................................        44

SECTION 23.  NO DISCLOSURE OBLIGATIONS.......................................................        44

SECTION 24.  HEADINGS........................................................................        45

SECTION 25.  NOUNS AND PRONOUNS..............................................................        45

SECTION 26.  ENTIRE AGREEMENT................................................................        45

SECTION 27.  COUNTERPARTS....................................................................        45

SECTION 28.  AMENDED AND RESTATED AGREEMENT..................................................        45

Fourth Amended and Restated                                            EXECUTION
Stockholders' Agreement

                                       i
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            FOURTH AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT (the
"Agreement"), dated as of March 19, 2003, among:

            I. DEALERTRACK HOLDINGS, INC., a Delaware corporation (the "Corporation");

            II. the STOCKHOLDERS of the Corporation identified on Annex I (each, a "Stockholder" and, collectively, the "Stockholders"); and

            III. DEALERTRACK, INC., WEBALG, INC. and CREDIT ONLINE, INC. each a Delaware corporation and a wholly-owned Subsidiary (as defined below) of the Corporation (the Corporation, Stockholders, DealerTrack, Inc., webalg, inc. and Credit Online, Inc. together, the "Parties").

      WHEREAS, the Corporation and certain of the Parties hereto have entered into those certain Stock Purchase Agreements dated as of January 30, 2003, among the respective parties thereto (the "Stock Purchase Agreements"), pursuant to which the Corporation shall issue (i) to the Series A-2 Stockholders (as defined below) shares of the Corporation's Series A-2 Preferred Stock (as defined below) and (ii) to the Series C-3 Stockholders (as defined below) shares of the Corporation's Series C-3 Preferred Stock (as defined below);

      WHEREAS, the Corporation and certain of the Parties hereto have entered into that certain Series C-2 Securities Purchase Agreement, dated as of December 4, 2002, among the Corporation and the Series C-2 Stockholders (as defined below) (the "Series C-2 Securities Purchase Agreement") pursuant to which the Corporation issued to such Series C-2 Stockholders shares of the Corporation's Series C-2 Preferred Stock (as defined below);

      WHEREAS, the Corporation and certain of the Parties hereto have entered into a Series C-1 Securities Purchase Agreement, dated as of April 22, 2002, among the Corporation and the Series C-1 Stockholders (as defined below) (the "Series C-1 Securities Purchase Agreement"), pursuant to which the Corporation issued to such Series C-1 Stockholders shares of the Corporation's Series C-1 Preferred Stock (as defined below);

      WHEREAS, the Corporation and certain of the Parties hereto have entered into a Securities Purchase Agreement, dated as of December 28, 2001, among the Corporation and the Series C Stockholders (as defined below), pursuant to which the Corporation issued to such Series C Stockholders shares of the Corporation's Series C Preferred Stock (as defined below);

      WHEREAS, the Corporation and certain of the Parties hereto have entered into a Stock Exchange Agreement, dated as of August 10, 2001, pursuant to which the Corporation issued to such parties shares of the Corporation's Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock (each, as defined below), as applicable;

      WHEREAS, as a condition to and in connection with the execution of the Stock Purchase Agreements, the Parties hereto desire to amend and restate the Third Amended and Restated Stockholders' Agreement, dated as of December 4, 2002, among the Corporation and the holders of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock,

Fourth Amended and Restated                                            EXECUTION
Stockholders' Agreement

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the Series B-1 Preferred Stock, the Series C Preferred Stock, Series C-1
Preferred Stock, Series C-2 Preferred Stock and Common Stock (the "Prior Stockholders' Agreement");

      WHEREAS, each Stockholder owns, on the date hereof, that number of shares of Stock (as defined below) set forth opposite such Stockholder's name on Annex I hereto; and

      WHEREAS, it is deemed to be in the best interest of the Corporation and the Stockholders that provision be made for the continuity and stability of the business and policies of the Corporation, and, to that end, the Corporation and the Stockholders hereby set forth their agreement with respect to the shares of Stock owned by the Stockholders.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the Parties hereto hereby agree as follows:

            SECTION 1. DEFINITIONS.

            As used in this Agreement, the following terms shall have the following respective meanings:

      "Adjusted Treasury Stock Basis" means assuming the conversion of all then-outstanding securities convertible into Common Stock, the exercise of all then-outstanding vested (or which vests as a result of any transaction contemplated by Section 7 herein) stock options for Common Stock pursuant to the Stock Option Plan, and the exercise of all then-outstanding options (other than pursuant to the Stock Option Plan to avoid duplication), warrants and other rights, if any, exercisable then at any point in the future for Common Stock. All exercises of options, warrants or any other rights, if any, hereunder shall be calculated pursuant to the treasury stock method in accordance with GAAP.

      "Affiliate" means, with respect to any Person, any (a) director, officer or stockholder holding 5% or more of the capital stock (on a Fully Diluted Basis) of such Person, (b) spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of a director, officer, or partner of such Person) or (c) other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      "ALG" means Automotive Lease Guide (alg), LLC.

      "ALG Observer" shall have the meaning set forth in Section 10(d) hereof.

      "AmeriCredit" means ACF Investment Corp.

      "AmeriCredit Director" shall have the meaning set forth in Section 10(a)(iii) hereof.

      "Appraiser Trigger Date" shall have the meaning set forth in Section 7(a)(ii) hereof.

      "Approved Sale" shall have the meaning set forth in Section 9(a) hereof.

Fourth Amended and Restated                                            EXECUTION
Stockholders' Agreement

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      "Board" means the board of directors of the Corporation.

      "Board Observer" shall have the meaning set forth in Section 10(d) hereof.

      "Broker" shall have the meaning set forth in Section 7(d) hereof.

      "Business Day" means each day other than Saturday, Sunday, any federal holiday or state recognized holiday in the State of New York.

      "By-Laws" means the by-laws of the Corporation, as amended from time to time.

      "Capital One" means Capital One Auto Finance, Inc.

      "Capital One Director" shall have the meaning set forth in Section 10(a)(iv) hereof.

      "Cause", with respect to a Management Stockholder, (a) shall have the meaning ascribed to such term in a then-effective written agreement between such Management Stockholder and the Corporation or any of its Subsidiaries, or (b) in the absence of such then-effective written agreement, shall mean (1) the commission by such Management Stockholder of any act of fraud, theft or financial dishonesty with respect to the Corporation or any of its Subsidiaries, including the misappropriation (or attempted misappropriation) of any of the funds or property of the Corporation or any Subsidiary thereof, (2) such Management Stockholder has been convicted of, or plead guilty to, a felony, the procedural equivalent thereof or any crime involving moral turpitude or dishonesty on the part of such Management Stockholder, (3) any material breach by such Management Stockholder of any agreement or understanding between the Corporation or any Subsidiary thereof, on the one hand, and such Management Stockholder, on the other hand (whether written or oral), including, without limitation, the willful and continued failure or refusal of such Management Stockholder to perform the material duties required of such Management Stockholder as a director, officer or employee of, or as an advisor, independent consultant or independent contractor to, the Corporation or any Subsidiary thereof, other than as a result of such Management Stockholder having a Disability (as defined in the Stock Option Plan)), (4) gross negligence or willful misconduct with respect to the business and affairs of the Corporation or any Subsidiary or Affiliate thereof (other than neglect solely due to such Management Stockholder's Disability (as defined in the Stock Option Plan), including such Management Stockholder's violation of any material policy of the Corporation and (5) incompetence or negligence in the performance of such Management Stockholder's duties in the reasonable opinion of the Board.

      "Causing Stockholder" shall have the meaning set forth in Section 11(b).

      "Certificate" means the Fourth Restated Certificate of Incorporation of the Corporation, as amended from time to time.

      "Closing Date" shall mean the date hereof.

      "CMSI" means First American Credit Management Solutions, Inc., a Delaware corporation.

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Stockholders' Agreement

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      "Committee Observer" shall have the meaning set forth in Section 10(c)
hereof.

      "Common Stock" means the Common Stock, $0.01 par value per share, of the Corporation.

      "Common Stock Equivalent Basis" means the conversion of all classes of Preferred Stock of the Corporation convertible into Common Stock, but not the exercise of any options or warrants for Common Stock.

      "Common Stockholders" means all holders of Common Stock, including all Management Stockholders.

      "Corporation" shall have the meaning set forth in the caption to this Agreement.

      "Corporation Group" shall have the meaning set forth in Section 5(a) hereof.

      "Corporation Put Period" shall have the meaning set forth in Section 7(a)(iv) hereof.

      "DealerTrack Regulatory Problem" shall have the meaning set forth in
Section 11(b).

      "Decedent" shall have the meaning set forth in Section 5(b) hereof.

      "Designated Shares" shall have the meaning set forth in Section 5(a)(ii) hereof.

      "Designation Notice" shall have the meaning set forth in Section 5(a)(ii) hereof.

      "Designee" shall have the meaning set forth in Section 5(a)(ii) hereof.

      "DGCL" means the General Corporation Law of the State of Delaware.

      "Documents" means this Agreement, the Certificate, the Registration Rights Agreement and the Stock Purchase Agreements.

      "Election Notice" shall have the meaning set forth in Section 5(a)(ii) hereof.

      "Equity Financing" shall have the meaning set forth in Section 6(a) hereof.

      "Excluded Securities" shall have the meaning set forth in Section 6(f) hereof.

      "Exempt Transfers" means any Transfer (i) by a party hereto to a member of such party's Group who agrees in writing to be bound by the provisions of this Agreement to the same extent as applicable to such transferring party or (ii) pursuant to Section 7 hereof.

      "FAC" shall have the meaning set forth in Section 10(a)(vii) hereof.

      "FAC Director" shall have the meaning set forth in Section 10(a)(vii) hereof.

      "Fair Market Value" means the per share fair market value of the outstanding Common Stock of the Corporation, as last determined in good faith by the Board prior to the Repurchase

Fourth Amended and Restated                                            EXECUTION
Stockholders' Agreement

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Event or, if the Board determines in good faith that such fair market value has materially changed since such determination, the fair market value as determined in good faith by the Board as of the most recent practicable date prior to the Repurchase Event. The Fair Market Value of Common Stock as of the date of this Agreement and until the first determination of the Fair Market Value thereof by the Board shall, for purposes of this paragraph, be deemed to be $2.80.

      "First Potential Put Closing Date" shall have the meaning set forth in
Section 7(e) hereof.

      "FMV Determination Date" shall have the meaning set forth in Section 5(a)(i) hereof.

      "Fraction" shall have the meaning set forth in Section 7(a)(v) hereof.

      "Fully Diluted Basis" means assuming the conversion of all then-outstanding securities convertible into Common Stock, the exercise of all stock options then-issued or issuable for Common Stock pursuant to the Stock Option Plan, and the exercise of all then-outstanding options (other than pursuant to the Stock Option Plan to avoid duplication), warrants and other rights, if any, exercisable then or at any point in the future for Common Stock.

      "GAAP" means U.S. generally accepted accounting principles.

      "Governmental Entity" means any domestic or foreign federal, state, municipal, or other government, governmental department, commission, board, bureau, agency or instrumentality, or any court or tribunal.

      "Group" means:

      (a) in the case of any Stockholder who is an individual, (A) such Stockholder and any Person one hundred percent (100%) of whose outstanding securities and equity and beneficial interests are directly or indirectly owned, controlled or held by such Stockholder, (B) the siblings, spouse, lineal descendants, adopted children, parents and grandparents of such Stockholder and
(C) any trust for the benefit of any of the foregoing;

      (b) in the case of any Stockholder which is a partnership, (A) such partnership and any of its limited or general partners, (B) any corporation or other business organization to which such partnership shall sell all or substantially all of its assets or with which it shall be merged, (C) any Affiliate of such partnership and (D) with the approval of the Board, which approval shall not be unreasonably withheld, any employee of such Stockholder or Affiliate;

      (c) in the case of any Stockholder that is a limited liability company,
(A) such limited liability company and any of its members, (B) any corporation or other business organization to which such limited liability company shall sell all or substantially all of its assets or with which it shall be merged,
(C) any Affiliate of such limited liability company and (D) with the approval of the Board, which approval shall not be unreasonably withheld, any employee of such Stockholder or Affiliate; and

      (d) in the case of any Stockholder which is a corporation, (A) such corporation, (B) any corporation or other business organization to which such corporation shall sell or transfer all or substantially all of its assets or with which it shall be merged, (C) any Affiliate of such

Fourth Amended and Restated                                            EXECUTION
Stockholders' Agreement

                                       5
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corporation and (D) with the approval of the Board, which approval shall not be unreasonably withheld, any employee of such Stockholder or Affiliate.

      "GRP" means, collectively, GRP II, L.P., GRP II Partners, L.P. and GRP II Investors, L.P.

      "GRP Director" shall have the meaning set forth in Section 10(a)(vi) hereof.

      "Initial Allocation Period" shall have the meaning set forth in Section 7(b) hereof.

      "Investor Director" means, for the purpose of the reference made to such term by Article IX of the Certificate and this Agreement, the AmeriCredit Director, the Capital One Director, the FAC Director, each J.P. Morgan Director, the WF Director, the WFS Director, the GRP Director and any other director who is an Affiliate of an Investor.

      "Information" shall have the meaning set forth in Section 23(a) hereof.

      "Investors" means ADP, AmeriCredit, ALG, Capital One, CMSI, GRP, J.P. Morgan, Wells Fargo, Wells Financial, WFS and their respective permitted transferees in accordance with Section 2, with each of the foregoing an "Investor."

      "J.P. Morgan" means J.P. Morgan Partners (23A SBIC), LLC.

      "J.P. Morgan Director" shall have the meaning set forth in Section 10(a)(i) hereof.

      "Joinder" shall have the meaning set forth in Section 2(a) hereof.

      "Law" means as to any Person, any constitution, law, statute, treaty, rule, ordinance, permit, certificate, directive, requirement, regulation or Order of any Governmental Entity.

      "Life Insurance Proceeds" shall have the meaning set forth in Section 5(b) hereof.

      "Liquidity Attempt Period" shall have the meaning set forth in Section 7(d) hereof.

      "Liquidity Event" shall have the meaning set forth in the Certificate.

      "Management Group" shall have the meaning set forth in Section 5(a) hereof.

      "Management Stockholders" means all employees, officers and directors of and consultants to the Corporation who hold shares of Common Stock, including, without limitation, any Person who exercises an option to purchase Common Stock pursuant to the Stock Option Plan.

      "Non-Allocated Put Shares" shall have the meaning set forth in Section 7(b) hereof.

      "Non-Purchased Put Shares" shall have the meaning set forth in Section 7(b) hereof.

      "Notice of Acceptance" shall have the meaning set forth in Section 6(b) hereof.

Fourth Amended and Restated                                            EXECUTION
Stockholders' Agreement

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      "Offer" shall have the meaning set forth in Section 6(a) hereof.

      "Offered Securities" shall have the meaning set forth in Section 6(a) hereof.

      "Orders" means judgments, writs, decrees, injunctions, orders, compliance agreements or settlement agreements of or with any Governmental Entity or arbitrator.

      "Original Cost" means the Option Price (as such term is defined in the Stock Option Plan) at which each share of Common Stock subject to an option is granted under the Stock Option Plan or the purchase price per share of a security, as applicable, in each case, as adjusted from time to time for stock splits, stock dividends and the like.

      "Other Regulated Investor" shall have the meaning set forth in Section 11(a)(ii).

      "Other Regulatory Problem" shall have the meaning set forth in Section 11(a)(ii).

      "Participating Put Offerees" shall have the meaning set forth in Section 7(b) hereof.

      "Person" shall be construed in the broadest sense and shall include any natural person, company, partnership, joint venture, corporation, limited liability company, business trust, unincorporated organization, other entity or Governmental Entity.

      "Preferred Stock" shall have the meaning set forth in the Certificate.

      "Preferred Stockholders" means the Series A Stockholders, the Series A-1 Stockholders, the Series A-2 Stockholders, the Series B Stockholders, the Series B-1 Stockholders, the Series C Stockholders, the Series C-1 Stockholders, the Series C-2 Stockholders and the Series C-3 Stockholders.

      "Prior Stockholders' Agreement" means that certain Third Amended and Restated Stockholders' Agreement of the Corporation, dated as of December 4, 2002, among the Parties.

      "Proportionate Percentage" means:

      (a) for the purposes of Section 3 hereof, the pro rata percentage of Stock being offered by a Selling Group pursuant to Section 3 that each Stockholder shall be entitled to purchase, and shall be the percentage figure which expresses the ratio, on a Common Stock Equivalent Basis, between the number of shares of Stock owned by such Stockholder and the aggregate number of shares of Stock owned by all Stockholders at the date of determination;

      (b) for the purposes of Section 4 hereof, the pro rata percentage of the number of shares of Stock to which a Section 4 Offer relates that each Stockholder shall be entitled to Transfer to the Section 4 Offeror, and shall be the percentage figure which expresses the ratio, on a Common Stock Equivalent Basis, between the number of shares of Stock owned by such Stockholder and the aggregate number of shares of Stock owned by all Stockholders;

      (c) for the purposes of Section 5 hereof, the pro rata percentage of Common Stock being designated by the Corporation pursuant to Section 5 that each Investor shall be entitled to

Fourth Amended and Restated                                            EXECUTION
Stockholders' Agreement
purchase, and shall be the percentage figure which expresses the ratio, on a Common Stock Equivalent Basis, between the number of shares of Stock owned by such Investor and the aggregate number of shares of Stock owned by all Investors, at the date of determination;

      (d) for the purposes of Section 6 hereof, the pro rata percentage of Stock subject to purchase pursuant to Section 6 that each Preferred Stockholder shall be entitled to purchase, and shall be the percentage figure which expresses the ratio, on a Common Stock Equivalent Basis, between the number of shares of Stock owned by such Preferred Stockholder and the aggregate number of shares of Stock owned by all Preferred Stockholders, at the date of determination; and

      (e) for the purposes of Section 7 hereof, the pro rata percentage of Non-Purchased Put Shares subject to purchase during the Stockholder Put Period pursuant to Section 7 that each Investor (other than GRP) shall be entitled to purchase, and shall be the percentage figure which expresses the ratio, on a Common Stock Equivalent Basis, between the number of shares of Stock owned by such Investor and the aggregate number of Shares of Stock owned by all Investors (other than GRP), at the date of determination.

      "Put Fair Market Value" shall have the meaning set forth in Section 7(a)(ii) hereof.

      "Put FMV Determination Date" shall have the meaning set forth in Section 7(a)(ii) hereof.

      "Put Period" shall have the meaning set forth in Section 7(a) hereof.

      "Put Purchase Price per Put Share" shall have the meaning set forth in
Section 7(a)(v) hereof.

      "Put Repurchase Right" shall have the meaning set forth in Section 7(a)(iv) hereof.

      "Put Reallocation Notice" shall have the meaning set forth in Section 7(b) hereof.

      "Put Shares" shall have the meaning set forth in Section 7(a) hereof.

      "Qualified Investor" shall have the meaning set forth in Section 8(b) hereof.

      "Qualified Public Offering" shall have the meaning set forth in the Certificate.

      "Refused Securities" shall have the meaning set forth in Section 6(d) hereof.

      "Registration Rights Agreement" means that certain Fourth Amended and Restated Registration Rights Agreement, dated as of the date hereof, among the Corporation and Investors.

      "Regulated Investor" shall have the meaning set forth in Section 11(a)(i) hereof.

      "Regulatory Sideletter" means that certain Regulatory Sideletter, dated August 10, 2001, among the Corporation, J.P. Morgan and Wells Fargo and attached hereto as Exhibit A.

      "Repurchase Designation" shall have the meaning set forth in Section 5(a)(ii) hereof.

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Stockholders' Agreement

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      "Repurchase Event" shall have the meaning set forth in Section 5(a)
hereof.

      "Repurchase Notice" shall have the meaning set forth in Section 5(a)(i) hereof.

      "Repurchase Period" shall have the meaning set forth in Section 5(a)(i) hereof.

      "Repurchase Right" shall have the meaning set forth in Section 5(a)(i) hereof.

      "Repurchase Shares" shall have the meaning set forth in Section 5(a)(i) hereof.

      "Requisite Designated Preferred Stockholders" shall have the meaning set forth in the Certificate.

      "Sale of the Corporation" means (i) a sale of all or substantially all of the assets of the Corporation, (ii) any merger or other business combination unless in any such case the Corporation's stockholders immediately prior to such transaction hold more than fifty percent (50%) of the equity of the surviving entity and the certificate of incorporation or other similar instrument provides for the preservation of substantially all of the relative rights and preferences of the Series A Preferred Stock, the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock, the Series C Preferred Stock, the Series C-1 Preferred Stock, the Series C-2 Preferred Stock and the Series C-3 Preferred Stock or (iii) a sale of capital stock or other securities of the Corporation possessing the voting power to elect a majority of the Board (whether by merger, consolidation or issuance, sale or transfer of the Corporation's capital stock).

      "Sale Period" shall have the meaning set forth in Section 7(d)(iii) hereof.

      "Sale Price" shall have the meaning set forth in Section 7(d)(vi) hereof.

      "Sale Request" shall have the meaning set forth in Section 7(a) hereof.

      "Second Potential Put Closing Date" shall have the meaning set forth in
Section 7(f) hereof.

      "Section 3 Offer" shall have the meaning set forth in Section 3(a) hereof.

      "Section 3 Offer Notice" shall have the meaning set forth in Section 3(a) hereof.

      "Section 4 Notice" shall have the meaning set forth in Section 4(a) hereof.

      "Section 4 Offer" shall have the meaning set forth in Section 4(a) hereof.

      "Section 4 Offeree" shall have the meaning set forth in Section 4(a) hereof.

      "Section 4 Offeror" shall have the meaning set forth in Section 4(a) hereof.

      "Section 7 Put Offer" shall have the meaning set forth in Section 7(a)(i) hereof.

      "Section 7 Put Offer Notice" shall have the meaning set forth in Section 7(a)(i) hereof.

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Stockholders' Agreement

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      "Securities Act" means the Securities Act of 1933 or any successor Federal statute, and the rules and regulations of the U.S. Securities and Exchange Commission thereunder, all as the same shall be in effect from time to time.

      "Selling Group" means a Stockholder or a member of the Group of a Stockholder proposing to Transfer its Stock, or which has delivered a notice of intention to Transfer, pursuant to Section 3 hereof.

      "Series A Preferred Stock" means the Convertible Series A Participating Preferred Stock, $.01 par value per share, of the Corporation.

      "Series A-1 Preferred Stock" means the Convertible Series A-1 Participating Preferred Stock, $.01 par value per share, of the Corporation.

      "Series A-2 Preferred Stock" means the Convertible Series A-2 Participating Preferred Stock, $.01 par value per share, of the Corporation.

      "Series A Stockholders" means the holders of the Series A Preferred Stock, and shall include any successor to, or assignee or transferee of Series A Preferred Stock of any of the Series A Stockholders (in accordance with the terms of this Agreement) who shall agree in writing to be treated as a Series A Stockholder and to be bound by the terms and to comply with the provisions of this Agreement.

      "Series A-1 Stockholders" means the holders of the Series A-1 Preferred Stock, and shall include any successor to, or assignee or transferee of Series A-1 Preferred Stock of any of the Series A-1 Stockholders (in accordance with the terms of this Agreement) who shall agree in writing to be treated as a Series A-1 Stockholder and to be bound by the terms and to comply with the provisions of this Agreement.

      "Series A-2 Stockholders" means the holders of the Series A-2 Preferred Stock, and shall include any successor to, or assignee or transferee of Series A-2 Preferred Stock of any of the Series A-2 Stockholders (in accordance with the terms of this Agreement) who shall agree in writing to be treated as a Series A-2 Stockholder and to be bound by the terms and to comply with the provisions of this Agreement.

      "Series B Preferred Stock" means the Convertible Series B Participating Preferred Stock, $.01 par value per share, of the Corporation.

      "Series B-1 Preferred Stock" means the Convertible Series B-1 Participating Preferred Stock, $.01 par value per share, of the Corporation.

      "Series B Stockholders" means the holders of the Series B Preferred Stock, and shall include any successor to, or assignee or transferee of Series B Preferred Stock of any of the Series B Stockholders (in accordance with the terms of this Agreement) who shall agree in writing to be treated as a Series B Stockholder and to be bound by the terms and to comply with the provisions of this Agreement.

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Stockholders' Agreement

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      "Series B-1 Stockholders" means the holders of the Series B-1 Preferred
Stock, and shall include any successor to, or assignee or transferee of Series B-1 Preferred Stock of any of the Series B-1 Stockholders (in accordance with the terms of this Agreement) who shall agree in writing to be treated as a Series B-1 Stockholder and to be bound by the terms and to comply with the provisions of this Agreement.

      "Series C Preferred Stock" means the Convertible Series C Preferred Stock, $.01 par value per share, of the Corporation.

      "Series C-1 Preferred Stock" means the Convertible Series C-1 Preferred Stock, $.01 par value per share, of the Corporation.

      "Series C-2 Preferred Stock" means the Convertible Series C-2 Preferred Stock, $.01 par value per share, of the Corporation.

      "Series C-3 Preferred Stock" means the Convertible Series C-3 Preferred Stock, $.01 par value per share, of the Corporation.

      "Series C-1 Securities Purchase Agreement" shall have the meaning set forth in the third recital hereto.

      "Series C-2 Securities Purchase Agreement" shall have the meaning set forth in the second recital hereto.

      "Series C Stockholders" means the holders of the Series C Preferred Stock, and shall include any successor to, or assignee or transferee of Series C Preferred Stock of any of the Series C Stockholders (in accordance with the terms of this Agreement) who shall agree in writing to be treated as a Series C Stockholder and to be bound by the terms and to comply with the provisions of this Agreement.

      "Series C-1 Stockholders" means the holders of the Series C-1 Preferred Stock, and shall include any successor to, or assignee or transferee of Series C-1 Preferred Stock of any of the Series C-1 Stockholders (in accordance with the terms of this Agreement) who shall agree in writing to be treated as a Series C-1 Stockholder and to be bound by the terms and to comply with the provisions of this Agreement.

      "Series C-2 Stockholders" means the holders of the Series C-2 Preferred Stock, and shall include any successor to, or assignee or transferee of Series C-2 Preferred Stock of any of the Series C-2 Stockholders (in accordance with the terms of this Agreement) who shall agree in writing to be treated as a Series C-2 Stockholder and to be bound by the terms and to comply with the provisions of this Agreement.

      "Series C-3 Stockholders" means the holders of the Series C-3 Preferred Stock, and shall include any successor to, or assignee or transferee of Series C-3 Preferred Stock of any of the Series C-3 Stockholders (in accordance with the terms of this Agreement) who shall agree in writing to be treated as a Series C-3 Stockholder and to be bound by the terms and to comply with the provisions of this Agreement.

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Stockholders' Agreement

      "Stock" means (i) the presently issued and outstanding shares of Common Stock, Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock and any options or stock subscription warrants exercisable therefor (which options and warrants shall be deemed to be that number of outstanding shares of Stock for which they are exercisable), (ii) any additional shares of capital stock of the Corporation hereafter issued and outstanding and (iii) any shares of capital stock of the Corporation into which such shares may be converted or for which they may be exchanged or exercised.

      "Stockholder Put Period" shall have the meaning set forth in Section 7(b) hereof.

      "Stockholders" means those persons identified on Annex I and shall include all Series A Stockholders, Series A-1 Stockholders, the Series A-2 Stockholder, Series B Stockholders, Series B-1 Stockholders, Series C Stockholders, Series C-1 Stockholders, Series C-2 Stockholders, Series C-3 Stockholders and Common Stockholders and any other person who agrees in writing with the Parties hereto to be bound by and to comply with all applicable provisions of this Agreement as a Stockholder hereunder.

      "Stock Option Plan" means the Corporation's 2001 Stock Option Plan, as amended from time to time.

      "Stock Purchase Agreements" shall have the meaning in the first recital hereto.

      "Subsidiary" means with respect to any Person ("Owner"), a Person of which the Owner or one or more of its Subsidiaries holds securities or other interests having the power to elect a majority of that Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that Person (other than securities or other interests having such power only upon the happening of some contingency that has not occurred).

      "Third Party Offer" shall have the meaning set forth in Section 7(d)(v) hereof.

      "Transfer", as to any Stock, means to sell, or in any other way transfer, assign, pledge, distribute, encumber or otherwise dispose of, such Stock, either voluntarily or involuntarily and with or without consideration.

      "Wells Fargo" means Wells Fargo Small Business Investment Company, Inc.

      "Wells Financial" means Wells Fargo Financial, Inc.

      "WF Director" shall have the meaning set forth in Section 10(a)(ii) hereof.

      "WFS" shall mean WFS Web Investments.

      "WFS Director" shall have the meaning set forth in Section 10(a)(v) hereof.

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Stockholders' Agreement

      SECTION 2. LIMITATIONS ON TRANSFERS OF STOCK AND INVESTMENTS IN
COMPETITORS.

            (a) During the term of this Agreement, no Stockholder shall Transfer any Stock (i) unless such Transfer is in accordance with all applicable securities laws or pursuant to an exemption therefrom and (ii) without first complying with the provisions of this Section 2. Any Transfer or attempted Transfer of any Stock in violation of any of the provisions of this Section 2 shall be void, and the Corporation shall not record such Transfer on its books or treat any purported transferee of such Stock as the owner of such Stock for any purpose. In furtherance and not in limitation of the foregoing, no Transfer of Stock shall become effective unless and until the transferee executes and delivers to the Corporation a Joinder to this Agreement pursuant to Section 16 below (a "Joinder"), agreeing to be treated in the same manner as the transferring Stockholder (i.e., as a Preferred Stockholder, a Management Stockholder or a Common Stockholder), with respect to the Stock so Transferred.

            (b) Except as permitted by Section 5 of the Regulatory Sideletter, prior to August 10, 2003, no Preferred Stockholder shall Transfer any shares of Stock, whether voluntarily, by operation of law or otherwise, without the prior approval of the Board; provided, however, that a Preferred Stockholder may make an Exempt Transfer of Stock without such prior approval of the Board if the recipient of such stock shall agree in writing with the Parties to this Agreement to be bound by and to comply with all applicable provisions of this Agreement and to be deemed a Preferred Stockholder.

            (c) In addition to and not in limitation of Sections 2(a) and (b), during the term of this Agreement:

                  (i) each Stockholder shall not, at any time during the term of this Agreement, Transfer any Stock without first complying with the provisions of Section 3; provided, that a Stockholder may make an Exempt Transfer of Stock without complying with Section 3 if the recipient of such Stock shall agree in writing with the Parties to this Agreement to be bound by and to comply with all applicable provisions of this Agreement and to be deemed a Preferred Stockholder, a Management Stockholder or a Common Stockholder, as the case may be; and

                  (ii) each Preferred Stockholder shall not, at any time during the term of this Agreement, Transfer any Stock without first complying with the provisions of Section 4; provided, that a Preferred Stockholder may make an Exempt Transfer of Stock without complying with Section 4 if the recipient of such Stock shall agree in writing with the Parties to this Agreement to be bound by and to comply with all applicable provisions of this Agreement and to be deemed a Preferred Stockholder.

            (d) Notwithstanding the foregoing, no Stockholder shall, at any time during the term of this Agreement, Transfer any Stock to any competitor of the Corporation (whether such Person is a competitor to be determined in good faith by the Board) unless, in the case of a Preferred Stockholder, the proposed recipient of such Stock is a Subsidiary of the ultimate parent entity of such Preferred Stockholder or the ultimate parent entity of such Preferred Stockholder.

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Stockholders' Agreement

In addition, the provisions of this Agreement shall in any case be subject in all respects to the rights and restrictions contained in the Certificate and the By-Laws.

            SECTION 3. RIGHT OF FIRST REFUSAL.

            Except as otherwise provided in Section 2, each Stockholder hereby agrees that he or it shall not Transfer any Stock (other than Exempt Transfers), except in accordance with the following procedures:

            (a) In the event such Stockholder receives and determines to accept a bona fide arms length offer from a Person who is not an Affiliate of such Stockholder to acquire any Stock of such Stockholder, the Selling Group shall first deliver to the Corporation and each other Stockholder a written notice (the "Section 3 Offer Notice"), which shall be irrevocable for a period of 15 Business Days after delivery thereof, offering (the "Section 3 Offer") all of the Stock proposed to be Transferred by the Selling Group at the purchase price and on the terms specified therein (such Notice of Offer shall include the foregoing information and all other relevant terms of the proposed Transfer). The Corporation shall have the right and option, for a period of 5 Business Days after receipt of the Section 3 Offer Notice, to accept all, but not less than all, of the Stock so offered at the purchase price and on the terms stated in the Section 3 Offer Notice. Such acceptance shall be made by delivering a written notice to the Selling Group within said 5 Business Day period.

            (b) If the Corporation fails to accept all of the Stock offered for sale pursuant to, or shall reject in writing, the Section 3 Offer, then the other Stockholders shall have the right and option, for a period of 10 Business Days after the expiration of the 5 Business Day period in Section 3(a), to accept all, but not less than all, of the Stock so offered at the purchase price and on the terms stated in the Section 3 Offer Notice. Each Stockholder may exercise such purchase option and purchase all or any portion of its Proportionate Percentage of the Stock, by notifying the Corporation and the Selling Group in writing within 10 Business Days as to the shares of Stock (up to its full Proportionate Percentage) that it wishes to purchase. If one or more of the Stockholders do not fully exercise their right to purchase their respective Proportionate Percentage of the Stock pursuant to this subparagraph
(b), the Corporation shall give written notice (the "Reallocation Notice") within 2 Business Days to all Stockholders, including the Selling Group of such fact, and the Stockholders who have elected to exercise their rights to purchase all of their Proportionate Percentage of the Stock pursuant to this subparagraph
(b) (the "Participating Offerees") shall have the opportunity to purchase all of the shares of Stock with respect to which the right to purchase was not exercised pursuant to this subparagraph (b) (the "Non-Allocated Stock"). The Participating Offerees shall negotiate in good faith a written agreement with each other as to the reallocation of the right to purchase the Non-Allocated Stock and any such agreement shall be final and binding for purposes of this
Section 3; provided, however, that if the Participating Offerees cannot agree as to the appropriate reallocation of such Non-Allocated Stock within 3 Business Days after receipt of the Reallocation Notice, because one or more Participating Offerees desire to purchase more than their respective pro rata share of the Non-Allocated Stock, then the portion of the Non-Allocated Stock that each such Participating Offeree shall be entitled to purchase shall be reduced in proportion to its respective outstanding ownership interest in the Corporation on the date of the Reallocation Notice until the sum of the amounts allocated to the Participating Offerees is equal in total to the Non-Allocated

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Stockholders' Agreement

Stock; provided further, that such Participating Offeree that desires to purchase up to its full pro rata share of the Non-Allocated Stock shall be allocated the amount it desires to purchase. For purposes of this subparagraph
(b), each Participating Offeree's pro rata share shall be a fraction of the Non-Allocated Stock, the numerator of which is the shares of Common Stock, on a Common Stock Equivalent Basis, on the date of the Reallocation Notice held by each Participating Offeree who desires to purchase any portion of the Non-Allocated Stock and the denominator of which is the sum of the shares of Common Stock, on a Common Stock Equivalent Basis, of all such Participating Offerees. The Participating Offerees shall have until the end of the 10 Business Day period specified in the first sentence of this subparagraph (b) to accept all, but not less than all, of the Stock and to deliver to the Corporation and the Selling Group a written agreement with respect to the purchase of the Non-Allocated Stock pursuant to the terms of this subparagraph (b).

            (c) A notice of acceptance delivered by either the Corporation or a Stockholder, as the case may be, pursuant to Section 3(a) or Section 3(b), shall be an irrevocable and binding commitment to purchase the Stock referred to therein.

            (d) Transfers of Stock under the terms of Sections 3(a) and 3(b) shall be made at the offices of the Corporation on a mutually satisfactory Business Day within 10 days after the expiration of the last applicable period described in Section 3(b) above. Delivery of certificates or other instruments evidencing such Stock duly endorsed for transfer shall be made on such date against payment of the purchase price therefor.

            (e) If effective acceptance shall not be received pursuant to Sections 3(a) or 3(b) with respect to all Stock offered for sale pursuant to the
Section 3 Offer Notice, then the Selling Group may Transfer all, but not less than all, of the Stock so offered and not so accepted, but only in compliance with Section 2(b) hereof and upon terms and conditions in all material respects, including, without limitation, price and interest rates, which are no more favorable, in the aggregate, to the purchaser thereof than those set forth in the Section 3 Offer Notice, at any time within 90 days after the expiration of the offer required by Sections 3(a) and 3(b). In the event that the Stock is not Transferred by the Selling Group during such 90-day period, the right of the Selling Group to Transfer such Stock shall expire and the obligations of this
Section 3 shall be reinstated.

            SECTION 4. RIGHT OF CO-SALE.

            (a) In the event that any Preferred Stockholder (hereinafter, the "Section 4 Offeree") receives and determines to accept a bona fide arms length offer (the "Section 4 Offer") from a third party that is not an Affiliate of such Preferred Stockholder (the "Section 4 Offeror") to purchase all or any portion of the shares of Stock held by such Preferred Stockholder (other than Exempt Transfers) for a specified price payable in cash or otherwise and on specified terms and conditions, such Section 4 Offeree shall promptly forward a notice complying with Section 4(b) (the "Section 4 Notice") to the other Stockholders. Subject to Section 4(c), the Section 4 Offeree shall not Transfer any Stock to the Section 4 Offeror unless the terms of the Section 4 Offer are extended to the other Stockholders with respect to their Proportionate Percentage of the aggregate number of shares of Stock to which the Section 4 Offer relates, whereupon each other Stockholder shall be entitled to Transfer to the Section 4 Offeror pursuant to the Section 4 Offer,

Fourth Amended and Restated                                            EXECUTION
Stockholders' Agreement
such other Stockholder's Proportionate Percentage of the aggregate number of shares of Stock to which the Section 4 Offer relates.

            (b) The Section 4 Notice shall set forth (i) the number of shares of Stock to which the Section 4 Offer relates and the name of the Section 4 Offeree, (ii) the name and address of the Section 4 Offeror, (iii) the proposed amount and type of consideration (including, if the consideration consists in whole or in part of non-cash consideration, such information available to the
Section 4 Offeree as may be reasonably necessary for the Stockholders to properly analyze the economic value and investment risk of such non-cash consideration) and the terms and conditions of payment offered by the Section 4 Offeror and (iv) that the Section 4 Offeror has been informed of the co-sale rights provided for in this Section 4 and has agreed to purchase Stock in accordance with the terms of this Section 4.

            (c) Anything contained herein to the contrary notwithstanding, but subject to Section 2, the Section 4 Offeree shall, in addition to complying with the provisions of this Section 4, comply with the provisions of Section 3 (it being understood that the Section 3 Offer Notice contemplated by Section 3(a) and the Section 4 Notice may be included in a single notice), and each Stockholder, prior to Transferring any Stock to the Section 4 Offeror, shall comply with the provisions of Section 3.

            SECTION 5. REPURCHASE RIGHT.

            (a) Repurchase of Common Stock in the Event of Termination of Employment. In the event of a termination of a Management Stockholder's employment by or service to the Corporation for any reason whatsoever other than the death of such Management Stockholder (a "Repurchase Event"), such Management Stockholder and the transferee(s) thereof following an Exempt Transfer pursuant to the terms of this Agreement, if any (collectively, the "Management Group"), shall be required to offer to sell to the Corporation and its Designees (as defined below, and collectively with the Corporation, the "Corporation Group") the Common Stock held by such Management Group pursuant to the terms of this
Section 5.

                  (i) In the event a Repurchase Event occurs, the Corporation shall have the right (but not the obligation) (the "Repurchase Right") during the 90-day period following such Repurchase Event (the "Repurchase Period") to purchase all or any portion of all of the Stock held by the Management Group (the "Repurchase Shares") in accordance with the provisions of this Section 5(a). During the Repurchase Period, the Corporation shall provide written notice of the occurrence of a Repurchase Event to the Board and the Management Group, which notice shall include the number of Repurchase Shares held by the Management Group (the "Repurchase Notice"). The Corporation shall, as promptly as practicable after a Repurchase Event, provide written notice to the Management Group of the determination of the Fair Market Value of the Repurchase Shares, with the date of determination thereof pursuant to the terms of this Agreement being hereinafter referred to as the "FMV Determination Date." The Corporation may initially elect to purchase all, or any portion, of the Repurchase Shares at a price equal to the Fair Market Value thereof by delivering a written notice of such election to the Management Group at any time during the Repurchase Period; provided, however, that in the event of a Repurchase Event caused by the termination for Cause of the Management

Fourth Amended and Restated                                            EXECUTION
Stockholders' Agreement

      Stockholder, the purchase price of the Repurchase Shares shall be equal to the lower of the Original Cost and the Fair Market Value thereof; provided further, however, that the Corporation's right to repurchase the Stock at the lower of Original Cost and the Fair Market Value shall lapse at the rate of 20% of the shares of Stock per year from the date the option to purchase such shares of Stock was granted (without respect to the date the option was exercised or became exercisable). Notwithstanding the foregoing, the Corporation's Repurchase Right shall expire on the date the Corporation's securities become publicly traded.

                  (ii) If the Corporation elects to purchase less than all of the Repurchase Shares, the Corporation shall be permitted to designate (the "Repurchase Designation") to one or more designees (each, a "Designee") the right (but not the obligation) to purchase from the Management Group the Repurchase Shares not being purchased by the Corporation (such shares being the "Designated Shares"), subject to terms of this paragraph and Section 16 below. The Corporation shall, as promptly as practicable after a Repurchase Designation, provide written notice (the "Designation Notice") to each Investor of the number of Designated Shares, the name and address of each Designee and the Fair Market Value of the Designated Shares. Each Investor may elect to purchase up to such Investor's Proportionate Percentage of the Designated Shares at a price equal to the purchase price for such Designated Shares determined pursuant to Section 5(a)(i) above by delivering a written notice of such election (the "Election Notice") to the Corporation within 10 Business Days of receipt of the Designation Notice. If the Corporation receives an Election Notice from an Investor, then the Corporation shall designate to such Investor the right to purchase that number of Designated Shares set forth in the Election Notice, subject to the limitations set forth in the preceding sentence. The number of Repurchase Shares shall be reduced by the aggregate number of Designated Shares set forth in the Election Notices, if any, received by the Corporation from the Investors. Each Designee shall only be permitted to purchase the number of Repurchase Shares (if any) equal to such Designee's pro rata portion of the aggregate number of Designated Shares, minus the aggregate number of shares for which Election Notices were received by the Corporation.

                  (iii) The number of shares of Stock to be purchased by the Corporation, the Designees and/or the Investors (as applicable) shall first be satisfied to the extent possible from the Repurchase Shares held by the Management Stockholder at the time of the distribution by the Corporation of the Repurchase Notice. If the number of Repurchase Shares then held by the Management Stockholder is less than the total number of Repurchase Shares the Corporation, the Designees and/or the Investors (as applicable) have elected to purchase, the Corporation, the Designees and/or the Investors (as applicable) shall purchase the remaining Repurchase Shares elected to be purchased from the other members of the Management Group pro rata according to the number of Repurchase Shares held by such other members of the Management Group at the time of distribution of such Repurchase Notice (determined as nearly as practicable to the nearest share).

            (b) Repurchase Upon Death of Management Stockholder. In the event of the death of any Management Stockholder (including a death that occurs while the Management

Fourth Amended and Restated                                            EXECUTION
Stockholders' Agreement

Stockholder is employed or retained by the Corporation or an Affiliate thereof) (a "Decedent"), the provisions of paragraph (a) above shall apply as if a Repurchase Event had occurred; provided, however, that (i) the Repurchase Notice required to be delivered by the Corporation to the Board shall be delivered to the personal representative of the Decedent promptly after being appointed as such, (ii) the Management Stockholder, for purposes of Section 5(a) above, shall be the Decedent's personal representative and (iii) the Management Group shall include the Decedent and the transferee(s) thereof following an Exempt Transfer. The Corporation may, at its option, maintain life insurance on the lives of any Management Stockholder for the purpose of financing the acquisition of all or a portion of Shares being repurchased from such Management Stockholder pursuant to this Section 5(b). The proceeds of any such life insurance (the "Life Insurance Proceeds") shall be payable to the Corporation. Each Management Stockholder agrees to reasonably cooperate with the Corporation in connection with obtaining any such life insurance.

            (c) Payment of Purchase Price.

                  (i) In the event that the Corporation terminates the Management Stockholder's employment or service without Cause, the purchase price payable by the Corporation, the Designees and/or the Investors (as applicable) pursuant to Section 5(a) or (b) above shall be payable in cash within 90 days after delivery of the Repurchase Notice.

                  (ii) In the event that the Management Stockholder terminates his employment with the Corporation or the Corporation terminates such employment for Cause, the purchase price payable by the Corporation, the Designees and/or the Investors (as applicable) pursuant to Section 5(a) or
      (b) above shall be payable as follows:

                        (A) 33.33% in cash within 90 days after delivery of the
            Repurchase Notice; and

                        (B) the remaining portion in the form of a
            non-negotiable promissory note delivered within 90 days after delivery of the Repurchase Notice and payable to the order of the applicable members of the Management Group which note shall be (1) dated the date of the closing of the sale transaction, bearing interest at the prime rate reported by The Chase Manhattan Bank, N.A. (or the successor thereto) in the Wall Street Journal as of such date, (2) payable in three equal annual installments of principal and interest accrued thereon payable on the anniversary of the date of the note, (3) prepayable at any time without premium, prepayments to be applied to payments of principal and then interest next due and (4) subordinated to any funded indebtedness of the Corporation.

            (d) Restrictions on Repurchases. Anything contained in this Agreement to the contrary notwithstanding, all repurchases of shares of Common Stock by the Corporation, the Designees and/or the Investors pursuant to this
Section 5 shall be subject to applicable restrictions contained in federal law, the law of any other applicable jurisdiction and in the Corporation's debt and equity financing agreements. Anything contained in this Agreement to the contrary notwithstanding, if any such restrictions prohibit or otherwise delay the repurchase

Fourth Amended and Restated                                            EXECUTION
Stockholders' Agreement
of shares of Common Stock or any payment of money in connection therewith pursuant to this Section 5 which the Corporation is otherwise entitled or required to make, the Corporation may make such repurchases or such payments within thirty (30) days of the date that it is permitted to do so without violating such restrictions, and the Repurchase Period shall be deemed extended until such time.

            (e) Fair Market Value of Stock.

                  (i) Disputes. If the Management Stockholder subject to the Repurchase Event disputes the Fair Market Value of the Common Stock, then the Parties shall negotiate the Fair Market Value of the Common Stock in good faith. If the Parties cannot agree on the Fair Market Value of the Common Stock within 10 days of the initial dispute, then the Fair Market Value shall be determined by an independent appraiser, experienced in valuing businesses comparable to the business of the Corporation. Such appraiser shall be selected by an agreement of the Corporation and such Management Stockholder acting in good faith or, if the Parties are unable to agree, then each of the Parties shall select an appraiser meeting the requirements of the preceding sentence, and the two appraisers so selected shall jointly select a third appraiser, also meeting the requirements of the preceding sentence, which third appraiser (and not the other two) shall perform the appraisal. If either party fails to appoint an appraiser within 10 days after receipt of a written demand from the other party to do so, the appraisal will be conducted by the appraiser selected by the party making the demand. Within 30 days of the date the appraiser is selected in accordance with the terms of this definition, such appraiser shall make a determination of the Fair Market Value. The decision of such appraiser shall be final and binding. The costs and expenses of determining the Fair Market Value shall be paid equally by the Management Stockholder that is subject to the Repurchase Event, on the one hand, and the party or Parties purchasing such Management Stockholder's Stock, on the other hand.

                  (ii) No Liability. Neither the Corporation nor any officer, director, employee or agent of the Corporation shall have any liability with respect to valuation of Common Stock that are bought or sold at the Fair Market Value, as determined pursuant to this Agreement, even though the Fair Market Value, as so determined, may be more or less than actual fair market value, and shall be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any Person as to matters which the Corporation or such director, officer, employee or agent reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

            (f) Consents and Approvals. In the event that shares of Common Stock are repurchased pursuant to this Section 5, the Management Group and the purchasers thereof and their respective successors, assigns and representatives shall take all steps necessary or desirable to obtain, at their sole cost and expense, all required third-party, governmental and regulatory consents and approvals (including, without limitation, any actions required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and shall take all other actions necessary or desirable to facilitate consummation of such repurchase in a timely manner.

Fourth Amended and Restated                                            EXECUTION
Stockholders' Agreement

            (g) Inapplicability of Certain Sections. In the event that a separate written agreement between the Corporation and a Management Stockholder contains a repurchase right with respect to such Management Stockholder's Stock, Sections 5(a), (b), (c), (d) and (f) shall not apply to such Management Stockholder's Stock and the provisions contained in such separate written agreement shall control and supercede such Sections with respect to such Management Stockholder's Stock.

            SECTION 6. PREEMPTIVE RIGHTS.

            (a) Except in the case of Excluded Securities (as defined in Section 6(f) below), the Corporation shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, (i) any Stock, (ii) any other equity security of the Corporation or any instrument or contractual right, whether or not vested or immediately exercisable which represents an interest in the Corporation which entitles the holder hereof to receive capital stock or a return on such interest similar to capital stock (including but not limited to phantom stock or stock appreciation rights), (iii) any debt security of the Corporation which by its terms is convertible into or exchangeable for any equity security of the Corporation or has any other equity feature, (iv) any security of the Corporation that is a combination of a debt and equity security or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any security of the Corporation specified in the foregoing clauses (i) through (iv) (an "Equity Financing"), unless in each case the Corporation shall have first offered to sell to each Investor such Investor's Proportionate Percentage of such securities (the "Offered Securities"), at a price and on such other material terms and conditions as shall have been specified by the Corporation in writing and delivered to each Investor (the "Offer"), which Offer by its terms shall remain open and irrevocable for a period of 15 Business Days from the date it is delivered by the Corporation to the Investor.

            (b) Notice of each Investor's intention to accept, in whole or in part, an Offer shall be evidenced by a writing signed by such Investor and delivered to the Corporation prior to the end of the 15 Business Day period of such Offer, setting forth such portion of the Offered Securities as such Investor elects to purchase (the "Notice of Acceptance").

            (c) In the event that Notices of Acceptance are given by the Investors in respect of all the Offered Securities, the Investors shall purchase from the Corporation, and the Corporation shall sell to the Investors, the Offered Securities in respect of which Notices of Acceptance were delivered to the Corporation by the Investors, at the terms specified in the Offer, within 15 Business Days of the expiration of the 15 Business Day period set forth in
Section 6(b) above.

            (d) In the event that Notices of Acceptance are not given by the Investors in respect of all the Offered Securities, the Corporation shall have 90 days from the expiration of the 15 Business Day period set forth in Section 6(b) above to sell all or any part of such Offered Securities as to which Notices of Acceptance have not been given by the Investor (the "Refused Securities") to any other person or persons, but only upon terms and conditions in all material respects, including, without limitation, price and interest rates, which are no more favorable, in the aggregate, to such other person or persons and no less favorable to the Corporation than those set forth in the Offer. Upon the closing of the sale to such other Person or Persons of the

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                                       20

Refused Securities, which shall occur at a time within 10 Business Days of the expiration of such 15 Business Day period that is acceptable to the Corporation and a majority of the participating Investors and which shall include full payment to the Corporation, the Investors shall purchase from the Corporation, and the Corporation shall sell to the Investors, the Offered Securities in respect of which Notices of Acceptance were delivered to the Corporation by the Investors, at the terms specified in the Offer, within 15 Business Days of the expiration of the 15 Business Day period set forth in Section 6(b) above.

            (e) Any Offered Securities offered under the circumstances described in clause (a) above and not purchased by the Investors or any other person or persons in accordance with Section 6(c) or (d) may not be sold or otherwise disposed of until they are again offered to the Investors under the procedures specified in Sections 6(a), (b), (c) or (d).

            (f) The rights of the Investors under this Section 6 shall not apply to issuances of the following securities (the "Excluded Securities"):

                  (i) up to 1,632,625 shares (as adjusted equitably for stock splits, stock dividends and the like) of Common Stock issuable upon exercise of stock options or pursuant to stock purchase agreements (the issuance of which was duly approved by the Board) granted to or entered into with officers, directors, employees and/or consultants of the Corporation or its Subsidiaries pursuant to the Stock Option Plan;

                  (ii) shares of Common Stock issued upon conversion or exercise of shares of convertible or exercisable securities (other than options or other securities described in subsection (i) above) outstanding as of the date hereof;

                  (iii) shares of Common Stock issued in connection with an initial public offering;

                  (iv) shares of Stock issued as the purchase consideration in connection with any Board-approved merger or business acquisition; and

                  (v) securities issued as a stock dividend or upon any stock split or other subdivision or combination of shares of Stock;

            SECTION 7. PUT PROVISIONS; SALE OF THE CORPORATION.

            (a) Notwithstanding any limitations on Transfers set forth in Sections 2, 3 and 4 hereof, at any time after April 15, 2007 and prior to April 15, 2008 (the "Put Period"), GRP, provided that (i) GRP, together with its Affiliates or other members of its Group, holds at least eighty-five (85%) percent of the Stock of the Corporation held by it as of the Closing Date (as adjusted for stock splits, stock dividends and the like); (ii) the Put Purchase Price (as defined below) is at least thirty million dollars ($30,000,000); (iii) the Corporation has not engaged, or does not have fixed plans to engage within ninety (90) days of the time of the Section 7 Put Offer Notice (as defined below), an investment bank of nationally recognized standing to commence a firm commitment underwritten public offering of Common Stock of the Corporation and
(iv) a recommendation by the Board to the Stockholders to approve a sale of the Corporation is not then outstanding at the time of the Section 7 Put Offer Notice, shall have, and is hereby granted,

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Stockholders' Agreement
the right and option to request on one occasion (the "Sale Request") that the Corporation and/or the other Stockholders purchase all, but not less than all, of the Stock held by GRP and its Affiliates and the other members of its Group (the "Put Shares") as of the date of the Sale Request upon and subject to the terms and conditions hereinafter set forth at the Put Purchase Price (as defined below) per Put Share:

                  (i) In order to exercise a Sale Request, GRP shall deliver to the Corporation, who will then forward to each other Investor during the Put Period a written notice (the "Section 7 Put Offer Notice"), indicating its desire to sell (the "Section 7 Put Offer") all, but not less than all, of the Put Shares in accordance with the provisions of this Section 7.

                  (ii) Upon receipt of the Section 7 Put Offer Notice, the "Put Fair Market Value" shall be such fair market value of the Corporation on the date of receipt of the Section 7 Put Offer Notice as shall be agreed upon between the Corporation, on the one hand, and GRP, on the other hand. In the absence of such agreement within forty-five (45) days from the Corporation's receipt of a Section 7 Put Offer Notice (the "Appraiser Trigger Date"), the Put Fair Market Value shall be determined by an independent appraiser, selected by mutual agreement of the Corporation and GRP, acting in good faith. If the parties are unable to agree upon such appraiser, then each of the Corporation and GRP shall select an appraiser, and the two appraisers so selected shall jointly select a third appraiser, which third appraiser (and not the other two) shall perform the appraisal. If either party fails to appoint an appraiser within fourteen (14) days after receipt of a written demand from the other party to do so, the appraisal will be conducted by the appraiser selected by the party making the demand. Such appraiser shall make a determination of the Put Fair Market Value as promptly as practicable. The Corporation shall use commercially reasonable efforts to assist the appraiser in completing its determination within thirty (30) days of its engagement. Such appraiser shall value the Corporation by determining the amount a willing buyer would pay in cash to a willing seller under no compulsion to sell for all of the shares of Common Stock of the Corporation on a Fully Diluted Basis, less the reasonably estimated transaction costs that would be incurred in connection with such a sale (including, without limitation, estimated investment banking, attorneys and accounting fees, but not taxes). The decision of such appraiser shall be final and binding. The Corporation and GRP shall, as promptly as practicable after the determination of the Put Fair Market Value, provide written notice to the Investors of the determination of the Put Fair Market Value, the aggregate number of Put Shares, the Put Purchase Price per Put Share and the aggregate consideration for the Put Shares, with the date of determination thereof pursuant to the terms of this Agreement being hereinafter referred to as the "Put FMV Determination Date."

                  (a) The costs and expenses of determining the Put Fair Market
            Value shall be paid equally by GRP, on the one hand, and the party or parties purchasing such Put Shares, on the other hand.

                  (b) In the event that (i) the Put Purchase Price is determined hereunder to be less than thirty million dollars ($30,000,000) or
            (ii) the Put Purchase Price is determined hereunder to be at least thirty million dollars ($30,000,000) but GRP

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Stockholders' Agreement
            determines not to extend a written Sale Request within the applicable period described in the first sentence of subparagraph
            (iii) below, then GRP's rights under this Section 7 shall terminate and the Corporation and the Investors (other than GRP) shall have no further obligations under this Section 7. Notwithstanding anything in this Section 7 to the contrary, if either of the events in the preceding sentence occur, the costs and expenses of determining the Put Fair Market Value shall be paid by GRP.

                  (iii) Within ten (10) days after the Put FMV Determination Date, GRP may extend a written Sale Request to the Corporation (which shall then notify each other Investor, of such Request) which, if made, shall be irrevocable during the Corporation Put Period (as defined below) and the Stockholder Put Period (as defined below).

                  (iv) If a valid Sale Request has been made by GRP, the Corporation shall have the exclusive right (but not the obligation) (the "Put Repurchase Right") during the ninety (90) day period following the determination of the Put Fair Market Value (as defined below) (the "Corporation Put Period") to purchase all or any portion of all of the Put Shares for cash in accordance with the provisions of this Section 7.

                  (v) The "Put Purchase Price" shall be determined by multiplying the Put Fair Market Value by a fraction (the "Fraction"), the numerator of which is the aggregate number of Put Shares then held by GRP (measured on a Common Stock Equivalent Basis), and the denominator of which is the aggregate number of shares of Common Stock then outstanding (determined on a Adjusted Treasury Stock Basis). The "Put Purchase Price per Put Share" shall be the Put Purchase Price divided by the aggregate number of Put Shares then held by GRP (measured on a Common Stock Equivalent Basis).

                  (vi) The Corporation may elect to purchase all, or any portion, of the Put Shares at a price equal to the Put Purchase Price per Put Share by delivering a written notice of such election to GRP and the other Investors at any time during the Corporation Put Period; provided that the Corporation shall not be obligated to purchase that portion of the Put Shares it so elects, if the other Investors do not purchase pursuant to subparagraph (b) hereof all of the remaining Put Shares not elected to be purchased by the Corporation.

            (b) If the Corporation fails to elect to purchase during the Corporation Put Period all of the Put Shares offered for sale pursuant to, or shall reject in writing, the Section 7 Put Offer, then the other Investors shall have the right (but not the obligation), for a period of thirty (30) days after the expiration of the Corporation Put Period (the "Stockholder Put Period"), to accept all, but not less than all, of the remaining Put Shares not purchased by the Corporation pursuant to subparagraph (a) hereof (the "Non-Purchased Put Shares") at the Put Purchase Price per Put Share. Each Investor (other than GRP) may exercise such right and purchase all or any portion of its Proportionate Percentage of the Non-Purchased Put Shares, by notifying the Corporation in writing within the twenty (20) day period after the end of the Corporation Put Period (the "Initial Allocation Period") as to the shares of Non-Purchased Put Shares (up to its full Proportionate Percentage) that it wishes to purchase. If one or more of the Investors (other

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Stockholders' Agreement
than GRP) do not fully exercise their right to purchase their respective Proportionate Percentage of the Non-Purchased Put Shares pursuant to this subparagraph (b), the Corporation shall give written notice (the "Put Reallocation Notice") within five (5) days after the end of the Initial Allocation Period to all Investors (other than GRP), and the Investors who have elected to exercise their rights to purchase all of their Proportionate Percentage of the Non-Purchased Put Shares pursuant to this subparagraph (b) (the "Participating Put Offerees") shall have the opportunity to purchase all of the shares of Stock with respect to which the right to purchase was not exercised pursuant to this subparagraph (b) (the "Non-Allocated Put Shares"). If the Non-Allocated Put Shares are oversubscribed for, then the portion of the Non-Allocated Put Shares that each such Participating Offeree shall be entitled to purchase shall be reduced in proportion to its respective outstanding ownership interest in the Corporation on the date of the Put Reallocation Notice until the sum of the amounts allocated to the Participating Put Offerees is equal in total to the Non-Allocated Put Shares; provided further, that such Participating Put Offeree that desires to purchase up to its full pro rata share of the Non-Allocated Put Shares shall be allocated the amount it desires to purchase. For purposes of this subparagraph (b), each Participating Put Offeree's pro rata share shall be a fraction of the Non-Allocated Put Shares, the numerator of which is the number of shares of Common Stock, on a Common Stock Equivalent Basis, on the date of delivery of the Put Reallocation Notice held by such Participating Put Offeree and the denominator of which is the sum of the number of shares of Common Stock, on a Common Stock Equivalent Basis, held by all Participating Put Offerees. The Participating Put Offerees shall have until the end of the Stockholder Put Period to elect to purchase all, but not less than all, of the Put Shares and to deliver to the Corporation and GRP a written notice with respect to the purchase of the Non-Purchased Put Shares (including the Non-Allocated Put Shares) pursuant to the terms of this subparagraph (b).

            (c) A notice of acceptance delivered by either the Corporation or a Investor (other than GRP), as the case may be, to GRP pursuant to Section 7(a) or Section 7(b), shall be an irrevocable and binding commitment to purchase the Put Shares referred to therein; provided that the Corporation and/or the other Investors, collectively, agree to purchase all, but not less than all, of the Put Shares from GRP.

            (d) If a valid Sale Request has been made by GRP and effective acceptance shall not be received by GRP pursuant to Sections 7(a) or 7(b) with respect to all Put Shares offered for sale pursuant to the Section 7 Put Offer Notice, then (i) notwithstanding anything in this Section 7 to the contrary, the costs and expenses in determining the Put Fair Market Value shall be paid by the Corporation and (ii) the Corporation shall retain an independent investment banker, business broker or other agent of nationally recognized standing selected by the Board and reasonably satisfactory to GRP (the "Broker") to attempt during a six (6) month period after the engagement of the Broker (the "Liquidity Attempt Period") to facilitate either (i) a Qualified Public Offering or (ii) a Sale of the Corporation as follows:

                  (i) The Corporation shall enter into an engagement letter with the Broker within forty-five (45) days after the end of the Stockholder Put Period.

                  (ii) After the Corporation enters into an engagement letter with the Broker, the Corporation shall use commercially reasonable efforts to cooperate in connection with any potential Qualified Public Offering or Sale of the Corporation, and

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Stockholders' Agreement
      the Stockholders agree to comply with the provisions of the Registration Rights Agreement with respect to a Qualified Public Offering, and with the provisions of Section 9 hereof, with respect to a Sale of the Corporation, as applicable. Notwithstanding the foregoing, the Corporation shall afford to the Broker and prospective purchasers appropriate access to the management of the Corporation, the Corporation's books and records and the Corporation 's facilities (it being understood that no party shall be required to engage in any activity that materially interferes with the Corporation's business or, on a repeated basis or for an unreasonable length of time, interferes with an employees regular duties).

                  (iii) If the Broker obtains a "Third-Party Offer" (as defined below) during the Liquidity Attempt Period, and the Third-Party Offer is not accepted by the Corporation and the Stockholders prior to the end of the Liquidity Attempt Period, or if such Third-Party Offer is received by the Corporation within sixty (60) days of the end of the Liquidity Attempt Period, then within sixty (60) days after receipt by the Corporation of such Third-Party Offer (the "Sale Period"), GRP shall have the option, but not the obligation, to require the Corporation (and only the Corporation) to purchase for cash all of the Put Shares then held by GRP at the Put Purchase Price per Put Share; provided, however, that the Corporation shall only be obligated to purchase such Put Shares to the extent (i) such purchase would not cause a violation of, or not result in the Corporation being in violation of, any Law and (ii) after taking all steps available to it under Section 154 of the DGCL, the Corporation has sufficient capital or surplus (as computed in accordance with the DGCL) to make the purchase required hereunder. The Corporation shall repurchase the remaining Put Shares, if any, as soon as practicable after the limitations described in the previous sentence no longer apply, until the Corporation's then-existing obligations under this Section 7(d)(iii) shall have been discharged in full. To exercise such option, GRP shall give notice of such exercise to the Corporation within thirty (30) days after expiration of the Sale Period. The purchase price for such Put Shares shall be determined by multiplying the "Sale Price" (as defined below) by the Fraction.

                  (iv) In the event that the Corporation complies with the terms of this Section 7(d) and (i) the Corporation elected to pursue a Qualified Public Offering, but such Qualified Public Offering does not occur prior to the end of the Liquidity Attempt Period or (ii) (x) the Corporation elected to pursue a Sale of the Corporation, but the Corporation does not receive a Third Party Offer prior to the end of the Liquidity Attempt Period or (y) the Corporation has used commercially reasonable efforts to satisfy all closing conditions required of them under the terms of the Third Party Offer, but such closing conditions are not actually satisfied by the closing date specified in the Third Party Offer, then GRP shall be entitled to exercise its registration rights under Section 2 of the Registration Rights Agreement with respect to all, but not less than all of its shares and the Corporation shall have no further obligation under this Section 7 to purchase the Put Shares from GRP.

                  (v) For purposes of this Section 7, a "Third-Party Offer" means a bona fide offer (i) presented by the Broker to the Board as a bona fide offer under the engagement letter, (ii) approved as a bona fide offer by GRP, (iii) from an unaffiliated

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Stockholders' Agreement
      third party, (iv) to acquire all of the shares of Stock of the Corporation at a price and on terms and conditions that are the same for all Stockholders, subject to confirmatory due diligence and final legal documentation and no financing conditions, (v) for an amount of cash and/or freely-tradeable, liquid securities listed on a U.S. national exchange or quotation system that implies a fair market value of at least thirty million dollars ($30,000,000) for the Stock (on a Common Stock Equivalent Basis) then held by GRP, and (vi) which requires the Preferred Stockholders to give representations, warranties and indemnities only with respect to their respective organization, authorization, enforceability, ownership of stock, and noncontravention of contracts customary for a transaction of such type and not any representations or warranties with respect to the operations of the Corporation or the Corporation's business in connection with any Third Party Offer.

                  (vi) For purposes of this Section 7, the "Sale Price" means the amount of cash or other consideration permitted under Section 7(d)(v) that the Person making the Third-Party Offer offers to pay for all the shares of Stock of the Corporation, less the reasonably estimated transaction costs to be incurred in connection with such a sale and any sale of securities received in the transaction (including, without limitation, estimates of customary investment banking, Broker, attorneys and accounting fees).

            (e) Transfers of Stock under the terms of Sections 7(a) and 7(b) shall be made at one closing at the offices of the Corporation on a mutually satisfactory Business Day within thirty (30) days after the expiration of the last applicable period described in Section 7(b) above (or such longer period which is reasonably necessary for the requisite parties to receive regulatory approval) (the "First Potential Put Closing Date"). Each purchaser of the Put Shares under the terms of Sections 7(a) and 7(b) agrees to pay on the First Potential Put Closing Date the Put Purchase Price per share for each Put Share being purchased by such purchaser. Delivery of certificates or other instruments evidencing such Stock duly endorsed for transfer shall be made on such date against payment of the purchase price therefor.

            (f) Transfers of Stock from GRP to the Corporation under the terms of Section 7(d)(iii) shall be made at one closing at the offices of the Corporation on a mutually satisfactory Business Day as soon as commercially reasonable, but in no event later than six (6) months after the expiration of the Sale Period (the "Second Potential Put Closing Date"). If the conditions are met for the Corporation to purchase the Put Shares under the terms of Sections 7(d)(iii), the Corporation agrees to pay on the Second Potential Put Closing Date the Put Purchase Price per share for each Put Share being purchased by the Corporation, together with simple interest thereon from the date after the end of the Sales Period to the Second Potential Put Closing Date at the rate of eight (8%) percent per annum. Delivery of certificates or other instruments evidencing such Stock duly endorsed for transfer shall be made on such date against payment of the purchase price therefor.

            (g) In addition to and not in limitation of Section 15 hereof, this
Section 7 shall terminate and be of no force and effect upon a Liquidity Event or upon any material breach by GRP of this Agreement, the Series C-1 Securities Purchase Agreement or the Registration Rights Agreement.

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Stockholders' Agreement

            SECTION 8. COVENANTS OF THE CORPORATION.

            (a) Financial Information. The Corporation will deliver the following reports to each Preferred Stockholder so long as such Preferred Stockholder together with its Affiliates holds shares of Preferred Stock representing at least 250,000 shares of capital stock of the Corporation (as adjusted equitably for stock dividends, stock splits, combinations, etc.):

                  (i) As soon as practicable after the end of each fiscal year, and in any event within ninety (90) days thereafter, the consolidated audited balance sheet of the Corporation and its Subsidiaries, if any, as of the end of such fiscal year, and a consolidated statement of income and consolidated statement of cash flow of the Corporation and its Subsidiaries, if any, for such fiscal year, prepared in accordance with GAAP, consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited by independent public accountants of national standing selected by the Corporation, together with a certificate of the Corporation executed by the chief executive officer or principal financial or accounting officer of the Corporation certifying that all covenants to be complied with by the Corporation under this Section 8 have been complied with (or setting forth in reasonable detail any covenants that have not been so complied with) and the reasons for such noncompliance.

                  (ii) As soon as practicable after the end of each quarter and in any event within forty-five (45) days thereafter, an unaudited consolidated balance sheet and statements of income and cash flow of the Corporation and its Subsidiaries, if any, for such quarter and for the year to date (in each case, compared to the budget for that period and to the corresponding period of the prior year).

            (b) Additional Information. The Corporation will deliver the following additional items to each Preferred Stockholder so long as such Preferred Stockholder together with its Affiliates holds shares of Preferred Stock representing at least (x) five (5%) percent of the total Common Stock of the Company on a Fully Diluted Basis; provided, however, that if such Preferred Stockholder together with its Affiliates initially holds shares of Preferred Stock representing at least five (5%) percent threshold and subsequently goes below such five (5%) percent threshold solely as a result of the Corporation issuing additional securities of the Corporation after the date hereof, then such threshold percentage shall be reduced to three (3%) percent for such Preferred Stockholder together with its Affiliates; provided further, however, that such Preferred Stockholder who subsequently goes below such five (5%) percent threshold has not sold or transferred any shares of Preferred Stock to any Persons who is not an Affiliate of such Preferred Stockholder as of the date of determination of rights to additional information hereunder, or (y) 1,250,000 shares of Stock of the Corporation (as adjusted equitably for stock dividends, stock splits, combinations, etc.) each, a "Qualified Investor"):

                  (i) As soon as practicable after the end of each month and in any event within twenty (20) days thereafter, an unaudited consolidated balance sheet and statements of income and cash flow of the Corporation and its Subsidiaries, if any, prepared on a trended basis for such month and for the year to date (in each case compared to the budget for that period and to the corresponding periods of prior years).

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                                       27

                  (ii) At least thirty (30) days prior to each fiscal year, the Corporation's annual and monthly budget and projections for such fiscal year.

                  (iii) As soon as they are made available to the Board, other budgets or financial plans prepared by the Corporation and presented to the Board.

                  (iv) With reasonable promptness, (A) all financial statements, reports, notices and other documents sent by the Corporation to its stockholders generally or released to the public and notice of all regular and periodic reports, if any, filed by the Corporation with any Governmental Entity, (B) all reports prepared for or delivered to the management of the Corporation by its accountants with respect to significant aspects of the Corporation's operations and financial affairs, and (C) such other information and data any Qualified Investor may from time to time reasonably request upon prior written notice.

            (c) Rights of Inspection. From and after the date hereof, each Qualified Investor shall have the right to, upon reasonable advance notice, visit and inspect any of the properties, books or records of the Corporation and to discuss its affairs, finances and accounts with its officers, all at such reasonable times during normal business hours and as often as may be reasonably requested; provided, however, that each such Qualified Investor shall agree to hold all such materials and information derived therefrom as confidential and shall not reveal or disclose such materials or information derived therefrom to any other Person (other than a Subsidiary of the ultimate parent entity of such Qualified Investor) unless compelled by applicable Law.

            SECTION 9. APPROVED SALE OF THE CORPORATION.

            (a) If a majority of the Board and the Requisite Designated Preferred Stockholders approve a Sale of the Corporation (an "Approved Sale"), each Stockholder shall consent to and raise no objections against the Approved Sale. If the Approved Sale is structured as a (i) merger or consolidation of the Corporation or a sale of all or substantially all of the assets of the Corporation (determined on a consolidated basis), each Stockholder shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger, consolidation or asset sale, or (ii) sale of Stock, each Stockholder shall agree to sell their Stock on the terms and conditions (including the same price per share) approved by the Board and the Requisite Designated Preferred Stockholders, subject to the conditions set forth in
Section 9(b). Each Stockholder shall take all necessary and desirable actions in connection with the consummation of the Approved Sale including, but not limited to, the execution of such agreements and such instruments and other actions reasonably necessary to effectuate the allocation and distribution of the aggregate consideration upon the Approved Sale as set forth in Section 9(b).

            (b) The obligations of each Stockholder with respect to an Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, all of the Stockholders shall receive the same proportion (without giving effect to any tax consequences of the Approved Sale to such holders) of the aggregate consideration from such Approved Sale that each such Stockholder would have received if such aggregate consideration had been distributed by the Corporation in complete liquidation pursuant to the

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Stockholders' Agreement
rights and preferences set forth in the Certificate, (ii) if any Stockholders are given an option as to the form and amount of consideration to be received, each Stockholder will be given the same option, (iii) subject to the terms and conditions of the Stock Option Plan, all holders of rights to acquire Stock (to the extent such rights are vested) shall be given an opportunity to either (A) exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of Stock or (B) upon the consummation of the Approved Sale, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the number of shares of Stock represented by such rights by (2) the consideration a holder of such share of Stock would receive in connection with the Approved Sale less the exercise price per share of Stock, (iv) no Stockholder shall be required pursuant to the terms of such sale to accept any consideration that would cause such Stockholder to have a Regulatory Problem (as such term is defined in the Regulatory Sideletter) and
(v) no Stockholder will be entitled to receive any economic benefits (other than in connection with such Stockholder's employment with the Corporation) which are not made available on a pro rata basis to all the other Stockholders (except that this provision shall not apply to advisory, accounting, legal or other services rendered for the Corporation by a Stockholder who has been engaged by the Board for such purpose).

            (c) The Preferred Stockholders shall only be required to give representations, warranties and indemnities with respect to their respective organization, authorization, enforceability, ownership of stock, and noncontravention of contracts customary to transactions of such type. In no event shall the Preferred Stockholders be required to make any representations, warranties or indemnities with respect to the operations of the Corporation or the Corporation's business in connection with any Approved Sale.

            SECTION 10. ELECTION OF DIRECTORS; VOTING.

            (a) The number of directors constituting the Board, as fixed from time to time by the Board in accordance with the Certificate and the By-Laws, shall be not less than eleven (11). The number of directors constituting the board of directors of each Subsidiary shall be not less than eleven (11) and each member of the Board shall at all times serve as a director on the board of directors of each Subsidiary. Any vacancy on the Board or on the board of directors of any Subsidiary from time to time shall not be considered to be a decrease in the number of directors constituting such board. Notwithstanding any provision in the Certificate and the By-Laws, the number of directors constituting the Board shall not be changed without the consent of the Requisite Designated Preferred Stockholders. At each annual meeting of the holders of any class of Stock, and at each special meeting of the holders of any class of Stock called for the purpose of electing directors of the Corporation, and at any time at which holders of any class of Stock shall have the right to, or shall, vote for or consent in writing to the election of directors of the Corporation, then, and in each such event, the Stockholders shall vote all of the shares of Stock owned by them or their Affiliates, and their respective transferees shall so vote for, or consent in writing with respect to such shares in favor of, the election of a Board of the Corporation constituted as follows:

                  (i) two (2) directors who shall be designated and approved by J.P. Morgan (each a "J.P. Morgan Director");

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                  (ii) one (1) director who shall be designated and approved by
      Wells Fargo (the "WF Director"); provided that Wells Fargo, together with its Affiliates, and other members of its Group, holds either (A) equity securities of the Corporation representing at least five (5%) percent of the voting power thereof (determined on a Fully Diluted Basis) or (B) at least seventy-five (75%) percent of the Stock of the Corporation held by it as of the Closing Date (as adjusted for stock splits, stock dividends and the like);

                  (iii) one (1) director who shall be designated and approved by AmeriCredit (the "AmeriCredit Director"), provided that AmeriCredit, together with its Affiliates, and other members of its Group, holds either
      (A) equity securities of the Corporation representing at least five (5%) percent of the voting power thereof (determined on a Fully Diluted Basis) or (B) at least seventy-five (75%) percent of the Stock of the Corporation held by it as of the Closing Date (as adjusted for stock splits, stock dividends and the like);

                  (iv) one (1) director who shall be designated and approved by Capital One (the "Capital One Director"); provided that Capital One, together with its Affiliates, and other members of its Group, holds either
      (A) equity securities of the Corporation representing at least five (5%) percent of the voting power thereof (determined on a Fully Diluted Basis) or (B) at least seventy-five (75%) percent of the Stock of the Corporation held by it as of the Closing Date (as adjusted for stock splits, stock dividends and the like);

                  (v) one (1) director who shall be designated and approved by WFS (the "WFS Director"); provided that WFS, together with its Affiliates, and other members of its Group, holds either (A) equity securities of the Corporation representing at least five (5%) percent of the voting power thereof (determined on a Fully Diluted Basis) or (B) at least seventy-five (75%) percent of the Stock of the Corporation held by it as of the Closing Date (as adjusted for stock splits, stock dividends and the like);

                  (vi) one (1) director who shall be designated and approved by GRP (the "GRP Director"); provided that GRP, together with its Affiliates, and other members of its Group, holds either (A) equity securities of the Corporation representing at least five (5%) percent of the voting power thereof (determined on a Fully Diluted Basis) or (B) at least seventy-five (75%) percent of the Stock of the Corporation held by it as of the Closing Date (as adjusted for stock splits, stock dividends and the like);

                  (vii) one (1) director who shall be designated and approved by The First American Corporation ("FAC") (the "FAC Director"); provided that FAC, together with its Affiliates, and other members of its Group, holds either (A) equity securities of the Corporation representing at least five (5%) percent of the voting power thereof (determined on a Fully Diluted Basis) or (B) at least seventy-five (75%) percent of the Stock of the Corporation held by CMSI as of the Closing Date (as adjusted for stock splits, stock dividends and the like);

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                  (viii) one (1) director who shall be the Chief Executive
      Officer of the Corporation; and

                  (ix) two (2) directors who shall not be officers of the Corporation and shall each be designated and approved by AmeriCredit, J.P. Morgan and Wells Fargo, acting jointly; provided however, that Capital One, FAC, GRP and WFS, acting jointly, may veto any individual proposed as a director under this Section 10(a)(viii) within 14 calendar days of receipt of the name and resume of such proposed director, except that Capital One, FAC, WFS and GRP agree not to unreasonably veto any such individual who is designated by AmeriCredit, J.P. Morgan and Wells Fargo hereunder.

            (b) Each respective party designating directors pursuant to Section 10(a) shall have the right (i) to have such director serve as director until his or her successor is duly elected and qualified, (ii) to designate each such successor so long as such party has the power to designate such director pursuant to Section 10(a) above, (iii) to propose the removal from the Board of any director nominated by such party pursuant to Section 10(a) and (iv) to propose the removal from the Board of a director nominated by another party in the event that such other party ceases to possess the power to nominate such director as a result of the application of any of the provisions of Section 10(a) above. The Stockholders shall vote their shares (i) to remove any director whose removal is required pursuant to clause (iii) or (iv) of the preceding sentence by the party or Parties with the power to designate such director pursuant to Section 10(a) and (ii) to fill any vacancy created by the removal, resignation or death of a director, in each case for the election of a new director designated and approved, if approval is required, in accordance with the provisions of this Section 10.

            (c) The members of each committee of the Board shall be selected by the Board and shall include (i) one (1) J.P. Morgan Director, and (ii) such other director(s) selected by the Board. The Corporation and the Board shall ensure that the AmeriCredit Director, the Capital One Director, the FAC Director, the Wells Fargo Director, the WFS Director and the GRP Director are each members of the same number of committees as is reasonably possible. The Corporation and Board shall also ensure that no Stockholder has more than one representative as a member on a certain committee. In the event that AmeriCredit, Capital One, FAC, Wells Fargo, WFS or GRP is not a member of a particular committee, AmeriCredit, Capital One, FAC, Wells Fargo, WFS or GRP, as the case may be, shall have the right to designate one individual as a non-voting observer (each a "Committee Observer") to such committee. The Corporation shall give each Committee Observer and the ALG Observer (as defined below) the same notice, information and documentation with respect to committee meetings as the members of such committees receive; provided, however, that each Committee Observer and the ALG Observer shall agree to hold all information so provided in confidence and trust; provided further, however, that the Corporation reserves the right to withhold any information and to exclude any Committee Observer and or the ALG Observer from any meeting or portion thereof, without excluding any other Committee Observer and or the ALG Observer, if the Board determines in good faith that access to such information or attendance at such meeting would adversely affect the attorney-client privilege between the Corporation and its counsel.

            (d) ALG shall have the right to designate one individual as a non-voting observer to the Board and to any committees of the Board (the "ALG Observer"). All other

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

Investors shall have the right to designate one individual as a non-voting observer to the Board, subject to the ability of the Board to determine that no Investor (other than ALG) shall have such right (each a "Board Observer"). The Corporation shall give the ALG Observer and each Board Observer the same notice, information and documentation with respect to Board meetings as the members receive; provided, however, that the ALG Observer and the Board Observers, if any, shall agree to hold all information so provided in confidence and trust; provided further, however, that the Corporation reserves the right to withhold any information and to exclude the ALG Observer, without excluding any Board Observer or the ALG Observer, as the case may be, from any meeting or portion thereof if the Board determines in good faith that access to such information or attendance at such meeting would adversely affect the attorney-client privilege between the Corporation and its counsel.

            (e) The Stockholders shall cause the Corporation to appoint, replace and remove the directors of each of its Subsidiaries and each of DealerTrack, Inc., webalg, inc. and Credit Online, Inc. hereby agrees to such appointment, replacement and removal, in accordance with the terms of this Section 10 as applied mutatis mutandis to such Subsidiaries, such that at all times the Board of the Corporation and of each Subsidiary of the Corporation shall consist of the same individuals at a minimum.

            SECTION 11. REGULATORY MATTERS.

            (a) Cooperation of Other Stockholders.

                  (i) Each Stockholder agrees to cooperate with the Corporation in all commercially reasonable respects in complying with the terms and provisions of the Regulatory Sideletter (each of J.P. Morgan and Wells Fargo, a "Regulated Investor"), regarding regulatory matters in order to remedy a Regulatory Problem (as defined in the Regulatory Sideletter), including without limitation, voting to approve amending the Certificate, the By-Laws or this Agreement in a manner reasonably acceptable to the Stockholders, the Corporation, each Regulated Investor or any Affiliate of a Regulated Investor entitled to make such request under the Regulatory Sideletter.

                  (ii) Each Stockholder and the Corporation agree to cooperate in all commercially reasonable respects with each other Stockholder and the Corporation should any Stockholder or any Affiliate of such Stockholder (an "Other Regulated Investor") after the date of this Agreement become directly subject to any regulatory body or fall under the direct regulatory supervision of any regulatory body solely because of such Other Regulated Investor's equity interest in the Corporation, as a result of which the business activities of the such Other Regulated Investor or its Affiliate are materially and adversely limited or the cost of such activities are materially increased (an "Other Regulatory Problem"), to eliminate such Other Regulatory Problem, including without limitation, voting to approve amending the Certificate, the By-Laws or this Agreement in a manner reasonably acceptable to the Stockholders, the Corporation and the Other Regulated Investor.

                  (iii) Anything contained in this Section 11(a) to the contrary notwithstanding, the Corporation and each Stockholder hereby agree that no Stockholder

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

      or the Corporation shall be required under this Section 11(a) to take any action that would adversely affect in any material respect (i) such party's rights under this Agreement or any Stockholder's rights as a stockholder of the Corporation; (ii) the fair market value of such Stockholder's investment in the Corporation (but not including any general affect on the fair market value of the Corporation); or (iii) the operation of such Stockholder's, any of its Affiliates' or the Corporation's business.

            (b) Each Stockholder agrees to cooperate in all commercially reasonable respects with each other Stockholder and the Corporation should any such Stockholder (the "Causing Stockholder") after the date of this Agreement and as a result of its ownership of securities of the Corporation or other relationships with the Corporation cause the Corporation to become directly subject to any regulatory body or fall under the direct regulatory supervision of any regulatory body, as a result of which the business activities of the Corporation are materially and adversely limited or the Corporation incurs any additional costs (a "DealerTrack Regulatory Problem"), to eliminate such DealerTrack Regulatory Problem, including without limitation, voting to approve amending the Certificate, the By-Laws or this Agreement in a manner reasonably acceptable to the Stockholders, the Corporation, each Regulated Investor, any Affiliate of a Regulated Investor entitled to make such request pursuant to the Regulatory Sideletter in order to remedy a Regulatory Problem (as defined in the Regulatory Sideletter) and any Other Regulated Investor. For the purpose of this
Section 11(b) only, commercially reasonable shall include the Causing Stockholder's (but not any other Stockholder's) disposition of its equity interest in the Corporation at a loss in the event such DealerTrack Regulatory Problem has not otherwise been eliminated and cannot be eliminated by other commercially reasonable efforts of the Causing Stockholder (such as the transfer of the Causing Stockholder's equity interest in the Corporation to an Affiliate) or the commercially reasonable efforts of the other Stockholders. Anything contained in this Section 11(b) to the contrary notwithstanding, the Corporation and each Stockholder hereby agree that any Stockholder who is not the cause of the DealerTrack Regulatory Problem, shall not be required under this Section 11(b) to take any action that would adversely affect in any material respect (i) such Stockholder's rights under this Agreement or as a stockholder of the Corporation; (ii) the fair market value of such Stockholder's investment (but not including any general affect on the fair market value of the Corporation) in the Corporation; or (iii) the operation of such Stockholder's or any of its Affiliates' business.

            (c) Covenant Not to Amend. The Corporation and each Stockholder agree not to amend or waive the voting or other provisions of the Certificate, the By-Laws or this Agreement if such amendment or waiver would cause either (i) either Regulated Investor or any of their respective Affiliates to have a Regulatory Problem (as defined in the Regulatory Sideletter) or (ii) any other Stockholder or any of its Affiliates to have an Other Regulatory Problem. Each Regulated Investor and each other Stockholder agrees to notify the Corporation as to whether or not it or any of its Affiliates would have a Regulatory Problem or Other Regulatory Problem promptly after such Regulated Investor and each other Stockholder has notice of such amendment or waiver. Anything contained in this Section 11(c) to the contrary notwithstanding, the Corporation and each Stockholder hereby agree that no Stockholder shall be required under this
Section 11(c) to take any action that would adversely affect in any material respect (i) such Stockholder's rights under this Agreement or as a stockholder of the Corporation; (ii) the fair market value of such Stockholder's investment (but not including any

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                                       33
general affect on the fair market value of the Corporation) in the Corporation; or (iii) the operation of such Stockholder's or any of its Affiliate's business.

            SECTION 12. REPRESENTATION OF THE STOCKHOLDERS.

            Based in part and assuming the accuracy of the representations of each other Stockholder hereto and assuming that there has been no transfers of any securities issued by the Company by any Person listed as the legal owner in the Company's transfer records determined pursuant to Section 4.1(c)(i) of the Certificate, each Stockholder hereby agrees, solely with respect to such Stockholder, that:

            (a) the post closing capitalization table set forth in Annex II hereof is a true, accurate and correct calculation of the voting percentages, on a Fully Diluted Basis, of such Stockholder immediately after the Closing Date;

            (b) with respect to any Series of Preferred Stock owned by such Stockholder, if any, the calculation of the Conversion Rate (as such term is defined in the Certificate) including deemed dividend accruals (A) with respect to each share of Series A Preferred Stock and Series B Preferred Stock shall be 1.6321, respectively, (B) with respect to each share of Series A-1 Preferred Stock and Series B-1 Preferred Stock shall be 1.5688, respectively, (C) with respect to each share of Series C Preferred Stock shall be 1.1706, (D) with respect to each share of Series C-1 Preferred Stock shall be 1.0555, (E) with respect to each share of Series C-2 Preferred Stock shall be 1.0059 and (F) with respect to each share of Series A-2 Preferred Stock and Series C-3 Preferred Stock shall be 1.0000, respectively, is a true, accurate and correct calculation of such Conversion Rate in accordance with the Certificate; and

            (c) with respect to any Series of Preferred Stock owned by such Stockholder, if any, the calculation of the Conversion Rate (as such term is defined in the Certificate) excluding any deemed dividend accruals (A) with respect to each share of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock shall be 1.4085, respectively, (B) with respect to each share of Series C Preferred Stock shall be 1.0832 and (D) with respect to each share of Series A-2 Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock shall be 1.0000, respectively, is a true, accurate and correct calculation of such Conversion Rate in accordance with the Certificate.

            SECTION 13. LEGEND; OPINION OF COUNSEL.

            (a) Legend. In addition to any other legend that may be required under any of the other Documents and unless not required under the Securities Act to bear such legend, each certificate representing any shares of Stock shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities laws):

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED

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

            OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

            THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF THE HOLDER OF SUCH SECURITIES IN RESPECT OF THE ELECTION OF DIRECTORS ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS' AGREEMENT DATED AS OF MARCH 19, 2003 AMONG DEALERTRACK HOLDINGS, INC., ITS SUBSIDIARIES AND THE HOLDERS OF OUTSTANDING CAPITAL STOCK OF SUCH CORPORATION, AS AMENDED FROM TIME TO TIME. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF DEALERTRACK HOLDINGS, INC.

            DEALERTRACK HOLDINGS, INC. WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS."

            (b) Opinion of Counsel. Unless the requirements of this Section 13(b) are waived by the Corporation with respect to a Transfer, no Stockholder may consummate a Transfer of any Stock to any Person that is not a party to this Agreement (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Corporation an opinion of counsel (reasonably acceptable in form and substance to the Corporation) that neither the registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such Transfer; provided, however, that the requirements of this Section 13(b) shall not apply to any Exempt Transfer by a Preferred Stockholder.

            SECTION 14. ADDITIONAL SHARES OF STOCK.

            In the event additional shares of Stock are issued by the Corporation after the date hereof, either directly or upon the exercise or exchange of securities of the Corporation exercisable for or exchangeable into shares of Stock, the Corporation shall cause such additional shares of Stock, as a condition to such issuance, to become subject to the terms and provisions of this Agreement.

            SECTION 15. DURATION OF AGREEMENT.

            The rights and obligations of each Stockholder under this Agreement shall terminate as to such Stockholder upon the Transfer of all Stock owned by such Stockholder. This Agreement shall terminate as to all Parties hereto in any event immediately prior to the consummation of a Qualified Public Offering.

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

            SECTION 16. JOINDERS; AMENDMENT OF ANNEX I.

            (a) Any transferee of Stock of the Corporation from a Preferred Stockholder (other than the Corporation, a Common Stockholder or a transferee in a Qualified Public Offering) shall, as a condition to such Transfer, become a Preferred Stockholder for purposes of this Agreement, and if such transferee is not already bound hereby as a Preferred Stockholder, he, she or it shall execute and deliver to the Corporation a Preferred Stockholder Joinder in substantially the form of Exhibit B. Any transferee of Stock from a Common Stockholder who is not a Management Stockholder (other than the Corporation, a Preferred Stockholder, a transferee in a Qualified Public Offering or an employee, manager, officer or director of or consultant to the Corporation) shall, as a condition to such Transfer, become a Common Stockholder for purposes of this Agreement, and if such transferee is not already bound hereby as a Common Stockholder, he, she or it shall execute and deliver to the Corporation a Common Stockholder Joinder in substantially the form of Exhibit C. Any transferee of Stock from a Management Stockholder (other than the Corporation, a Preferred Stockholder or a transferee in a Qualified Public Offering) shall, as a condition to such Transfer, become a Management Stockholder for purposes of this Agreement, and if such transferee is not already bound hereby as a Management Stockholder, he, she or it shall execute and deliver to the Corporation a Management Stockholder Joinder in substantially the form of Exhibit D.

            (b) In the event additional shares of Stock are issued by the Corporation after the date hereof to any Person that is an employee, manager, officer or director of or consultant to the Corporation (including pursuant to the exercise of an option to acquire Stock), such Person, as a condition to receiving such shares of Stock, shall execute and deliver to the Corporation a Joinder in substantially the form of Exhibit D hereto, and shall be deemed a Management Stockholder hereunder and shall agree that such shares of Stock will be subject to the terms and provisions of this Agreement, provided that if such Person was a Management Stockholder prior thereto, such Person shall be deemed to continue such status.

            (c) In the event shares of Stock are issued by the Corporation after the date hereof to a third party investor which is not an Affiliate, employee, manager, officer or director of or consultant to the Corporation, such Person, as a condition to receiving such shares of Stock, shall agree to execute and deliver to the Corporation a Joinder in substantially the form of Exhibit C hereto, and shall be deemed a Stockholder hereunder and agree that such additional shares will be subject to the terms and provisions of this Agreement provided that if such Person was a Common Stockholder prior thereto, such Person shall be deemed to have continued such status and if such Person was a Preferred Stockholder prior thereto, such Person shall be deemed to have continued such status.

            (d) Notwithstanding anything contained in this Agreement to the contrary, Annex I shall automatically be amended to reflect the Stock held by each Preferred Stockholder, Common Stockholder and Management Stockholder upon the occurrence of (i) the execution and delivery of a Joinder or (ii) the acquisition of Stock. Within 30 days of any amendment to Annex I, the Corporation shall deliver the revised Annex I to each Stockholder at the address held on the books and records of the Corporation.

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

            SECTION 17. SEVERABILITY; GOVERNING LAW.

            It is the desire and intent of the Parties that the provisions of this Agreement be enforced to the fullest extent permissible under the Laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the Laws of the State of New York (without regard to principles of conflict of Laws), except to the extent that this Agreement relates to the internal Laws of the Corporation, which shall be governed by and construed and enforced in accordance with the Laws of the State of Delaware.

            SECTION 18. SUCCESSORS AND ASSIGNS.

            Subject to Section 16, this Agreement shall bind and inure to the benefit of the Parties and their respective successors and assigns, transferees, legal representatives, heirs and estate.

            SECTION 19. NOTICES.

            All notices, requests, consents and other communications hereunder to any party hereto shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy or sent by nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by such party to the other Parties:

            (a)   If to J.P. Morgan, to:

                        J.P. Morgan Partners (23 A SBIC), LLC
                        c/o J.P. Morgan Partners, LLC
                        1221 Avenue of the Americas
                        New York, NY 10020-1080
                        Telephone: (212) 899-3400
                        Facsimile: (212) 899-3401
                        Attention: Mr. Stephen P. Murray

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

                        J.P. Morgan Partners
                        c/o J.P. Morgan Partners, LLC
                        Official Notices Clerk
                        1221 Avenue of the Americas
                        New York, NY 10020-1080
                        Telephone: (212) 899-3400
                        Facsimile: (212) 899-3401; and

                        J.P. Morgan Partners
                        c/o J.P. Partners, LLC
                        1221 Avenue of the Americas
                        New York, NY 10020-1080
                        Telephone:  (212) 899-3388
                        Facsimile:  (212) 899-3401
                        Attention: Mr. Carty Y.K. Chock

                        with a copy to:

                        Proskauer Rose LLP
                        1585 Broadway
                        New York, New York 10036-8299
                        Telephone: (212) 969-3000
                        Facsimile: (212) 969-2900
                        Attention: Adam J. Kansler, Esq.;

            (b)   If to Wells Fargo, to:

                        Wells Fargo Small Business Investment Company, Inc. 420 Montgomery Street
                        San Francisco, CA 94104
                        Telephone: (415) 222-2400
                        Facsimile: (415) 646-9057
                        Attention: Mr. Elliot Lowen;

                        with a copy to:

                        Pillsbury Winthrop LLP
                        50 Fremont Street
                        San Francisco, CA
                        Telephone: (415) 983-1823
                        Facsimile: (415) 893-1200
                        Attention: Thomas Klaus Gump, Esq.

            (c)   If to AmeriCredit, to:

                        ACF Investment Corp.
                        c/o AmeriCredit Corp.

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

                        801 Cherry Street, Suite 3900
                        Fort Worth, TX 76102
                        Telephone: (817) 302-7020
                        Facsimile: (817) 302-7170
                        Attention:  Mr. Michael T. Miller

                        with a copy to:

                        Chris Choate, Esq.
                        c/o AmeriCredit Corp.
                        801 Cherry Street, Suite 3900
                        Fort Worth, TX 76102
                        Telephone: (817) 302-7082
                        Facsimile: (817) 302-7915

            (d)   If to ALG, to:

                        Automotive Lease Guide (alg), LLC
                        115 So. La Cumbre Lane
                        Santa Barbara, CA 93105
                        Telephone: (805) 563-0777
                        Facsimile: (805) 898-3733
                        Attention: Raj Sundaram, President

                        with a copy to:

                        Seed Mackall LLP
                        1332 Anacapa Street, Suite 200
                        Santa Barbara, CA 93101
                        Telephone: (805) 963-0669
                        Facsimile: (805) 435-1498
                        Attention: Thomas N. Harding, Esq.

            (e)   If to Capital One, to:

                        Capital One Auto Finance, Inc.
                        c/o Capital One Services, Inc.
                        8000 Jones Branch Drive
                        19055-0300
                        McLean, VA 22102
                        Attention: Shahin Rezai, Esq.

                        with a copy to:

                        LeClair Ryan, A Professional Corporation
                        Eleventh Floor
                        707 East Main Street

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

                        Richmond, Vg. 23219
                        Attn: Gary D. LeClair, Esq.

            (f)   If to CMSI or FAC, to:

                        Credit Management Solutions, Inc.
                        c/o First American CREDCO
                        12395 First American Way
                        Poway, CA 92064
                        Attention: Anand Nallathambi
                        Facsimile: (619) 938-7020

                        with a copy to:

                        The First American Corporation
                        1 First American Way
                        Santa Ana, CA 92707
                        Attention: Parker Kennedy
                        Attention: Kenneth DeGiorgio
                        Facsimile: (714) 800-3325

            (g)   If to ADP, Inc. to:

                        ADP Dealer Services
                        1950 Hassell Road
                        Hoffman Estates, Illinois 60195
                        Attention: President
                        Facsimile: (847) 781-9873

                        with a copy to:

                        Automatic Data Processing, Inc.
                        One ADP Boulevard
                        Roseland, New Jersey 07068-1728
                        Attention: General Counsel
                        Facsimile: (973) 535-6199

            (h)   If to Wells Fargo Financial, Inc., to:

                        Wells Fargo Financial, Inc.
                        206 8th Street
                        Des Moines, IA 50309
                        Attention: Alex Turner

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                        with a copy to:

                        Wells Fargo Financial, Inc.
                        206 8th Street
                        Des Moines, IA 50309
                        Attention: Steve Wagner, Esq.

            (i)   If to WFS, to:

                        WFS Web Investments
                        23 Pasteur
                        Irvine, CA 92618
                        Telephone: (949) 727-1629
                        Facsimile: (949) 727-1644
                        Attention: Tom Wolfe, President

                        with a copy to:

                        WFS Web Investments
                        23 Pasteur
                        Irvine, CA 92618
                        Facsimile: (949) 753-3085
                        Telephone: (949) 727-1044
                        Attention: Guy DuBose, Esq.,
                        General Counsel

            (j)   If to GRP, to:

                        GRP II, L.P.
                        2121 Avenue of the Stars, Suite 1630
                        Los Angeles, CA 90067
                        Telephone: (310) 785-5100
                        Facsimile: (310) 785-5111
                        Attention: Steven Dietz

                        GRP II Partners, L.P.
                        2121 Avenue of the Stars, Suite 1630
                        Los Angeles, CA 90067
                        Telephone: (310) 785-5100
                        Facsimile: (310) 785-5111
                        Attention: Steven Dietz

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                        GRP II Investors, L.P.
                        11 Madison Avenue, 13th Floor
                        New York, NY 10010
                        Telephone: (212) 538-3818
                        Facsimile: (212) 538-5978
                        Attention: Ruchi Khurana

                        GRP II Investors, L.P.
                        11 Madison Avenue, 13th Floor
                        New York, NY 10010
                        Telephone: (212) 538-3818
                        Facsimile: (212) 538-5978
                        Attention: Seane Lammers

                        with a copy to:

                        Latham & Watkins
                        633 West Fifth St., Suite 4000
                        Los Angeles, CA 90071
                        Attention: Thomas C. Sadler
                        Telephone: (213) 891-8116
                        Facsimile: (213) 891-8763

            (k) If to the Series C-2 Stockholders or the Common Stockholders, to the address for each such Series C-2 Stockholder or Common Stockholder set forth in the records of the Corporation.

            (l)   If to the Corporation, DealerTrack, Inc. or webalg, inc., to:

                        DealerTrack Holdings, Inc.
                        105 Maxess Road
                        Melville, NY  11747
                        Telephone: (631) 486-1601
                        Facsimile: (631) 486-1602
                        Attention: Mark F. O'Neil, President and CEO

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                        with a copy to:

                        O'Melveny & Myers LLP
                        Citigroup Center
                        153 East 53rd Street
                        New York, NY  10022-4611
                        Telephone: (212) 326-2000
                        Facsimile: (212) 326-2061
                        Attention: Charles F. Niemeth, Esq.

            All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.

            SECTION 20. MODIFICATION; WAIVER.

            Neither this Agreement nor any provisions hereof can be modified, changed, discharged, waived or terminated, except by an instrument in writing signed by the Corporation and the Requisite Designated Preferred Stockholders (as defined in the Certificate); provided, that any such modification, change, discharge, waiver or termination shall also require the written consent of any particular party hereto to the extent, and only to the extent, that any such modification, change, discharge, waiver or termination materially adversely affects the rights, privileges, duties or obligations of such party hereunder as compared to those of the other Parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with it terms.

            SECTION 21. VOTING.

            To the extent that the Corporation wishes to take any action requiring approval under Section 4.1(c)(ii) of the Certificate, if such action is approved as required by such Section 4.1(c)(ii) then each Stockholder agrees to vote all shares of capital stock of the Corporation held by such Stockholder in favor of such action, whether by written consent or at any meeting. Notwithstanding the foregoing, nothing contained in this Section 21 shall be construed as requiring a Stockholder to vote its shares in favor of any action if such Stockholder owns capital stock of any class or series that would be entitled to vote as a separate class or series with respect to such action under
Section 242(b)(2) of the DGCL.

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            SECTION 22. REMEDIES.

            (a) Each Stockholder shall have all rights and remedies reserved for such Stockholder pursuant to this Agreement and all rights and remedies which such holder has been granted at any time under any other agreement or contract and all of the rights which such holder has under any Law or equity. Without limiting the generality of the foregoing, a Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by Law or equity.

            (b) The Parties acknowledge and agree that, solely with respect to
Section 9 and Section 10 hereof, it will be impossible to measure in money the damages that would be suffered by any party hereto if any Person which is also a party hereto fails to comply with any of the obligations imposed on it in this Agreement or in the Certificate or By-Laws, and that in the event of any such failure, the aggrieved party will be irreparably damaged and will not have an adequate remedy at law. Any such aggrieved party shall, therefore, be entitled to equitable relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the Parties hereto shall raise the defense that there is an adequate remedy at law.

            SECTION 23. NO DISCLOSURE OBLIGATIONS.

            (a) The Corporation and each Stockholder acknowledges that each Investor will likely have, from time to time, information that may be of interest to the Corporation ("Information") regarding a wide variety of matters including, without limitation, (1) the Investor's technologies, products, plans and services, and plans and strategies relating thereto, (2) current and future investments the Investor has made, may make, may consider or may become aware of with respect to other Persons and other technologies, products, plans and services, and plans and strategies relating thereto, including, without limitation, those that may be competitive with the Corporation's, and (3) developments with respect to the technologies, products plans and services, and plans and strategies relating thereto, of other Persons, including, without limitation, Persons that may be competitive with the Corporation. The Corporation and each Stockholder recognizes that a portion of such Information may be of interest to the Corporation and that such Information may or may not be known by the applicable Investor Director. The Corporation and each Stockholder agree that the Investors and each Investor Director shall have no duty to disclose any Information to the Corporation or permit the Corporation to participate in any projects or investments based on any Information, or to otherwise take advantage of any opportunity that may be of interest to the Corporation if it were aware of such Information, and hereby waives, to the extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit Investor's ability to pursue opportunities based on such Information or that would require the Investor or the Investor Director to disclose any such Information to the Corporation or offer any opportunity relating thereto to the Corporation.

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            SECTION 24. HEADINGS.

            The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

            SECTION 25. NOUNS AND PRONOUNS.

            Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

            SECTION 26. ENTIRE AGREEMENT.

            Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the Parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings or representations by or among the Parties, written or oral, which may have related to the subject matter hereof in any way.

            SECTION 27. COUNTERPARTS.

            This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

            SECTION 28. AMENDED AND RESTATED AGREEMENT.

            The Parties hereto agree that upon the proper and duly authorized execution and delivery of this Agreement, the Prior Stockholders' Agreement shall be superceded by this Agreement and cancelled in its entirety.

                                     * * * *

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            IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                  "CORPORATION"

                                  DEALERTRACK HOLDINGS, INC.

                                  By:
                                      ------------------------------------------
                                      Name:
                                      Title:

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                                  "STOCKHOLDERS"

                                  ACF INVESTMENT CORP.

                                  By:
                                      ------------------------------------------
                                      Name:
                                      Title:


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                                  AUTOMOTIVE LEASE GUIDE (ALG), LLC

                                  By: __________________________________________
                                      Name:
                                      Title:

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                              J.P. MORGAN PARTNERS (23A SBIC), LLC

                              By: J.P. Morgan Partners (23A SBIC Manager), Inc.,
                                  its Managing Member

                              By: __________________________________________
                                  Name:
                                  Title:

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                                  WELLS FARGO SMALL BUSINESS
                                  INVESTMENT COMPANY, INC.

                                  By:
                                      ------------------------------------------


                                  By:
                                      ------------------------------------------


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                                  CAPITAL ONE AUTO FINANCE, INC.

                                  By:
                                      ------------------------------------------


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                                  FIRST AMERICAN CREDIT MANAGEMENT
                                  SOLUTIONS, INC.

                                  By: __________________________________________
                                      Name:
                                      Title:

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                                  ADP, INC.

                                  By: __________________________________________
                                      Name:
                                      Title:

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                                  WELLS FARGO FINANCIAL, INC.

                                  By:
                                      ------------------------------------------


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                                  WFS WEB INVESTMENTS

                                  By:
                                      ------------------------------------------


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                                  GRP II, L.P., a Delaware limited partnership

                                  By: GRPVC, L.P., its General Partner

                                  By: GRP Management Services Corp., a
                                      Delaware corporation, its General Partner

                                  By: __________________________________________
                                      Name:
                                      Title:

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                                  GRP II PARTNERS, L.P., a Delaware limited
                                      partnership

                                  By: GRPVC, L.P., its General Partner

                                  By: GRP Management Services Corp., a Delaware
                                      corporation, its General Partner

                                  By: __________________________________________
                                      Name:
                                      Title:

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                                  GRP II INVESTORS, L.P., a Delaware limited
                                      partnership

                                  By: Merchant Capital, Inc., its General
                                      Partner

                                  By: __________________________________________
                                      Name:
                                      Title:

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                                  ----------------------------------------------
                                  Mary Cirillo-Goldberg

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                                  ----------------------------------------------
                                  Janet Clarke

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                                  ----------------------------------------------
                                  Mark F. O'Neil

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                                  ----------------------------------------------
                                  Robert Cox

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                                  DEALERTRACK, INC.

                                   By:
                                      ------------------------------------------



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                                  WEBALG, INC.

                                   By:
                                      ------------------------------------------



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                                  CREDIT ONLINE, INC.

                                  By: __________________________________________
                                      Name:
                                      Title:

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                                  "COMMON STOCKHOLDERS"


                                  ----------------------------------------------
                                  Matt Walker

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                                  ----------------------------------------------
                                  Mark Fell

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